AGREEMENT



                                      AMONG



                               EXTECH CORPORATION



                               MORTON L. CERTILMAN



                                   JAY M. HAFT



                                   KEVIN LANG



                                       AND



                                ABRAHAM WEINZIMER



                                As of May 8, 1998



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
                                                 TABLE OF CONTENTS
                                                                                                               Page

RECITALS:.........................................................................................................2

                                                     ARTICLE I

         DEFINED TERMS; SCHEDULES.................................................................................3

         1.1      Defined Terms...................................................................................3
         1.2      Schedules.......................................................................................3
                  ---------

                                                    ARTICLE II

PURCHASE AND SALE; LOANS..........................................................................................3
         2.1      Agreement to Sell...............................................................................3
         2.2      Agreement to Purchase...........................................................................3
         2.3      Purchase Price..................................................................................3
                  2.3.1    Purchase Price.........................................................................3
                  2.3.2    Delivery of Purchase Price.............................................................3
                  2.3.3    Allocation of Purchase Price...........................................................4
         2.4      Additional Purchases............................................................................4
                  2.4.1    Purchases from EXTECH..................................................................4
                  2.4.2    Purchases from Sterling Foster.........................................................5
         2.5      Loans to DCAP and the Shareholders..............................................................5
                  2.5.1    $311,000 Loan..........................................................................5
                  2.5.2    Closing Loans..........................................................................6
                  2.5.3    Prior Loans............................................................................6

                                                    ARTICLE III

                  REPRESENTATIONS AND WARRANTIES THE SHAREHOLDERS.................................................7
         3.1      Valid Existence; Qualification..................................................................7
         3.2      Capitalization; Subsidiaries; Affiliated Entities...............................................8
         3.3      Consents........................................................................................8
         3.4      Authority; Binding Nature of Agreement..........................................................8
         3.5      Financial Statements............................................................................9
         3.6      Liabilities.....................................................................................9
         3.7      Actions Since the Balance Sheet Date............................................................9
         3.8      Adverse Developments...........................................................................10
         3.9      Taxes..........................................................................................10
         3.10     Ownership of Assets; Interest in Assets........................................................10
                  3.10.1  Assets Generally.......................................................................10

EXTECH CORPORATION

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                  3.10.2   Interest in Assets....................................................................10
         3.11     Insurance......................................................................................10
         3.12     Litigation; Compliance with Law................................................................11
         3.13     Real Property..................................................................................11
         3.14     Agreements and Obligations; Performance........................................................12
         3.15     Condition of Assets............................................................................12
         3.16     Permits and Licenses...........................................................................12
         3.17     Occupational Heath and Safety and Environmental Matters........................................13
         3.18     Intellectual Property..........................................................................13
         3.19     Compensation Information.......................................................................14
         3.20     Employee Benefit Plans.........................................................................14
         3.21     No Breach......................................................................................15
         3.22     Brokers........................................................................................16
         3.23     Employment Relations...........................................................................16
         3.24     Prior Names and Addresses......................................................................17
         3.25     Payments.......................................................................................17
         3.26     Books and Records..............................................................................17
         3.27     Americans with Disabilities Act Compliance.....................................................17
         3.28     Proxy Statement................................................................................17
         3.29     Untrue or Omitted Facts........................................................................18

                                                    ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EXTECH.........................................................................18
         4.1      Valid Corporate Existence......................................................................18
         4.2      Capitalization.................................................................................18
         4.3      Consents.......................................................................................18
         4.4      Corporate Authority; Binding Nature of Agreement...............................................19
         4.5      SEC Report.....................................................................................19
         4.6      No Breach......................................................................................19
         4.7      Actions Since the Balance Sheet Date...........................................................19
         4.8      Adverse Developments...........................................................................20
         4.9      Taxes..........................................................................................20
         4.10     Ownership of Assets; Interest in Assets........................................................21
                  4.10.1  Assets Generally.......................................................................21
                  4.10.2   Interest in Assets....................................................................21
         4.11     Insurance......................................................................................21
         4.12     Litigation; Compliance with Law................................................................21
         4.13     Real Property..................................................................................21
         4.14     Agreements and Obligations; Performance........................................................21
         4.15     Condition of Assets............................................................................22
         4.16     Permits and Licenses...........................................................................22
         4.17     Occupational Heath and Safety and Environmental Matters........................................22

EXTECH CORPORATION

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         4.18     Intellectual Property..........................................................................23
         4.19     Compensation Information.......................................................................23
         4.20     Employee Benefit Plans.........................................................................23
         4.21     Brokers........................................................................................25
         4.22     Employment Relations...........................................................................25
         4.23     Payments.......................................................................................26
         4.24     Books and Records..............................................................................26
         4.25     Americans with Disabilities Act Compliance.....................................................26
         4.26     Proxy Statement................................................................................26
         4.27     Untrue or Omitted Facts........................................................................26

                                                     ARTICLE V

         PRE-CLOSING COVENANTS...................................................................................26
         5.1      Shareholder Covenants..........................................................................26
         5.2      EXTECH Covenants...............................................................................29

                                                    ARTICLE VI

                           ACQUISITION OF SHARES.................................................................31
         6.1      Investment Intent; Qualification as Purchaser..................................................31
         6.2      Restrictive Legend.............................................................................32
         6.3      Certain Risk Factors...........................................................................33

                                                    ARTICLE VII

                           CONDITIONS PRECEDENT TO THE
                           OBLIGATION OF EXTECH TO CLOSE.........................................................33
         7.1      Representations and Warranties.................................................................33
         7.2      Covenants......................................................................................33
         7.3      Certificate....................................................................................33
         7.4      Shares; Purchase Price.........................................................................33
         7.5      Sterling Foster Purchases......................................................................33
         7.6      Stockholder Approval...........................................................................33
         7.7      DCAP Financial Statements......................................................................33
         7.8      Employment Agreements..........................................................................34
         7.9      Restrictive Covenant Agreements................................................................34
         7.10     Fairness Opinion...............................................................................34
         7.11     "Cold Comfort" Letter..........................................................................34
         7.12     Closing Notes; Closing Pledge Agreements.......................................................34
         7.13     Opinions of Counsel............................................................................34
         7.14     Buy Out Agreement..............................................................................34
         7.15     Size of Boards; Election as Members ...........................................................34

EXTECH CORPORATION

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         7.16     No Actions.....................................................................................34
         7.17     Consents; Licenses and Permits.................................................................35
         7.18     Sections 4(2) and 4(1) Compliance..............................................................35
         7.19     Actions........................................................................................35
         7.20     Additional Documents...........................................................................35

                                                   ARTICLE VIII

                  CONDITIONS PRECEDENT TO THE OBLIGATION OF
                  THE SHAREHOLDERS TO CLOSE......................................................................35
         8.1      Representations and Warranties.................................................................36
         8.2      Covenants......................................................................................36
         8.3      Certificate....................................................................................36
         8.4      EXTECH Shares..................................................................................36
         8.5      Sterling Foster Purchases......................................................................36
         8.6      Stockholder Approval...........................................................................36
         8.7      Employment Agreements; Stock Option Agreements.................................................36
         8.8      Certilman and Haft Purchases...................................................................36
         8.9      Closing Loans..................................................................................36
         8.10     Size of Board and Committees; Election as Directors and Members................................36
         8.11     Tax Opinion....................................................................................37
         8.12     Opinion of Counsel.............................................................................37
         8.13     Buy Out Agreement..............................................................................37
         8.14     No Actions.....................................................................................37
         8.15     Consents; Licenses and Permits.................................................................37
         8.16     Corporate Actions..............................................................................37
         8.17     Additional Documents...........................................................................37

                                                    ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF
CERTILMAN AND HAFT TO CLOSE......................................................................................38
         9.1      Shares/EXTECH Acquisition Shares...............................................................38
         9.2      Sterling Foster Purchases......................................................................38
         9.3      Stockholder Approval...........................................................................38
         9.4      EXTECH Additional Shares.......................................................................38
         9.5      Shareholder Purchases..........................................................................38
         9.6      Employment Agreements; Stock Option Agreements.................................................38
         9.7      No Actions.....................................................................................38
         9.8      Corporate Actions..............................................................................38
         9.9      Additional Documents...........................................................................39



EXTECH CORPORATION

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                                                     ARTICLE X

CLOSING..........................................................................................................39
         10.1     Time and Location..............................................................................39
         10.2     Items to be Delivered by the Shareholders......................................................39
         10.3     Items to be Delivered by EXTECH................................................................40
         10.4     Items to be Delivered by Certilman and Haft....................................................40

                                                    ARTICLE XI

POST-CLOSING MATTERS.............................................................................................40
         11.1     Further Assurances.............................................................................40
         11.2     Agreement as to Voting.........................................................................40
         11.3     Sales of EXTECH Shares.........................................................................41

                                                    ARTICLE XII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.....................................................................41
         12.1     Survival.......................................................................................41
         12.2     Indemnification................................................................................41
                  12.2.1   General Indemnification Obligation of the Shareholders................................41
                  12.2.2  General Indemnification Obligation of EXTECH...........................................42
                  12.2.3  Method of Asserting Claims, Etc........................................................42
                  12.2.4   Limitations...........................................................................44
         12.3     Arbitration....................................................................................44
         12.4     Other Rights and Remedies Not Affected.........................................................45

                                                   ARTICLE XIII

         TERMINATION AND WAIVER..................................................................................45
         13.1     Termination....................................................................................45
         13.2     Waiver.........................................................................................46

                                                    ARTICLE XIV

DEFINED TERMS....................................................................................................46
         14.1     Defined Terms..................................................................................46

                                                    ARTICLE XV

         MISCELLANEOUS PROVISIONS................................................................................52
         15.1     Expenses.......................................................................................52
         15.2     Confidential Information.......................................................................52

EXTECH CORPORATION

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         15.3     Equitable Relief...............................................................................53
         15.4     Publicity......................................................................................53
         15.5     Entire Agreement...............................................................................53
         15.6     Notices........................................................................................53
         15.7     Choice of Law; Severability....................................................................54
         15.8     Successors and Assigns; No Assignment..........................................................54
         15.9     Counterparts...................................................................................54
         15.10    Facsimile Signatures...........................................................................55
         15.11    Representation by Counsel; Interpretation......................................................55
         15.12    Headings; Gender...............................................................................55


                                    SCHEDULES

         A        Affiliated Companies
         B        Joint Ventures
         2.5.1    Uses of Loan Proceeds
         3.2(a)   Liens
         3.2(b)   Investments
         3.3      Consents
         3.5      Financial Statements
         3.7      Actions Since the Balance Sheet Date
         3.8      Adverse Developments
         3.10.1  Assets Generally
         3.11     Insurance
         3.12     Litigation; Compliance with Law
         3.13     Real Property
         3.14     Agreements and Obligations; Performance
         3.15     Condition of Assets
         3.16     Permits and Licenses
         3.18     Intellectual Property
         3.19     Compensation Information
         3.20     Employee Benefits
         3.21     No Breach
         3.24     Prior Names and Addresses
         4.3      Consents
         4.7      Actions Since the Balance Sheet Date
         4.8      Adverse Developments
         4.11     Insurance
         4.12     Litigation; Compliance with Law
         4.13     Real Property
         4.14     Agreements and Obligations; Performance
         4.15     Condition of Assets
         4.16     Permits and Licenses
         4.18     Intellectual Property
         4.19     Compensation Information
         4.20     Employee Benefits
         8        Excluded DCAP Entity Provisions

EXTECH CORPORATION

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                                    EXHIBITS

         2.4.1(a) Additional Shares Note
         2.4.1(b) Additional Shares Pledge Agreement
         2.5.2(a) Closing Loan Note
         2.5.2(b) Closing Loan Pledge Agreement
         7.8        Employment Agreement
         7.9        Restrictive Covenant Agreement
         7.13       Opinion of Counsel
         7.14       Buy Out Agreement
         8.7        Stock Option Agreement


EXTECH CORPORATION

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     AGREEMENT,  dated as of May 8, 1998 (the "Agreement"),  by and among EXTECH
CORPORATION,   a   Delaware   corporation   ("EXTECH"),   MORTON  L.   CERTILMAN
("Certilman"),  JAY M. HAFT ("Haft"),  KEVIN LANG ("Lang") and ABRAHAM WEINZIMER
("Weinzimer"  and  together  with  Lang,   individually,   a  "Shareholder"  and
collectively, the "Shareholders").

                                    RECITALS:

     The Shareholders own (i) all of the outstanding Common Shares of Dealers Choice Automotive Planning Inc. ("DCAP") and certain other corporations, as set forth on Schedule A attached hereto (collectively with DCAP, the "Affiliated Companies") (the "Company Shares") and (ii) certain of the outstanding Common Shares of certain other corporations and certain membership interests in a certain limited liability company, all as set forth on Schedule B attached hereto (collectively, the "Joint Ventures" and together with the Affiliated Companies, the "DCAP Entities") (the "Joint Venture Shares"). The Joint Venture Shares and the Company Shares are referred to collectively as the "Shares".

     The DCAP Entities are engaged in the following businesses: (i) retail automotive, motorcycle and boat casualty and liability insurance brokerage ("Insurance Brokerage"); (ii) insurance premium finance ("Premium Finance");
(iii) income tax preparation ("Tax Preparation"); and (iv) automobile and travel club ("Auto Club") (collectively, the "DCAP Business"), as identified for each DCAP Entity on Schedules A and B attached hereto.

     Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Shareholders desire to sell to EXTECH, and EXTECH desires to purchase from the Shareholders, the Shares.

     Subject to the terms and conditions hereof, at the Closing, each of Lang and Weinzimer desires to purchase from EXTECH, and EXTECH desires to sell to each of them, 475,000 shares of Common Stock (950,000 shares in the aggregate) of EXTECH.

     Subject to the terms and conditions hereof, at the Closing, each of Certilman and Haft desires to purchase from EXTECH (directly or indirectly through a retirement trust or designee), and EXTECH desires to sell to each of them, 226,000 shares of Common Stock (452,000 shares in the aggregate) of EXTECH.

     Subject to the terms and conditions hereof, concurrently with the Closing, each of Certilman, Haft, Lang and Weinzimer desires to purchase from Sterling Foster Holding Corp. 450,000 shares of Common Stock (1,800,000 shares in the aggregate) of EXTECH currently registered in the name of Certilman, as voting trustee.

     The parties intend that the transactions contemplated hereby satisfy the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

EXTECH CORPORATION
                                        2

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     NOW,  THEREFORE,  in  consideration  of the  recitals  and  the  respective covenants, representations, warranties and Agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                            DEFINED TERMS; SCHEDULES

1.1 Defined Terms. Capitalized terms used in this Agreement will have the meanings given such terms in Article XIV hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.

1.2 Schedules. References to a Schedule will include any applicable disclosure expressly set forth on the face of any other Schedule if specifically cross-referenced to such other Schedule. Each Schedule and the information, Agreements and documents expressly listed in each Schedule will be considered a part of this Agreement as if set forth herein in full and will be deemed to constitute representations and warranties under this Agreement, limited as set forth in the applicable provision of this Agreement under which such Schedule is delivered; provided, however, that the representations and warranties set forth in this Agreement shall not be affected or deemed qualified, modified or limited in any respect by the information provided in the Schedules except to the extent that any qualification, modification or limitation to any representation and warranty is expressly and conspicuously set forth on the face of such particular Schedule.

                                   ARTICLE II

                           PURCHASES AND SALES; LOANS

2.1 Agreement to Sell. At the Closing, upon and subject to the terms and conditions of this Agreement, the Shareholders shall sell, assign and transfer to EXTECH all of their right, title and interest in and to all of the Shares, free and clear of all Liens.

2.2 Agreement to Purchase. At the Closing, upon and subject to the terms and conditions of this Agreement, EXTECH shall purchase the respective Shares from the Shareholders in exchange for the Acquisition Purchase Price.

2.3  Purchase Price.

     2.3.1 Purchase Price. The aggregate purchase price for the Shares (the "Acquisition Purchase Price") shall be Three Million Three Hundred Thousand (3,300,000) shares of Common Stock of EXTECH (the "EXTECH Acquisition Shares").

     2.3.2 Delivery of Purchase Price. At the Closing, subject to the terms and conditions hereof, in payment of the Acquisition Purchase Price, EXTECH shall

EXTECH CORPORATION
                                        3
deliver to each of the Shareholders a certificate representing one-half of the EXTECH Acquisition Shares against delivery by the Shareholders of certificates representing their respective Shares, duly endorsed or accompanied by stock powers duly executed. The certificates representing the Shares shall also be accompanied by evidence satisfactory to EXTECH of the Shareholders' payment of all transfer taxes with respect thereto.

     2.3.3 Allocation of Purchase Price. The Acquisition Purchase Price shall be allocated among the Shares acquired hereunder as may be agreed to among the parties hereto in order to properly reflect the respective fair market values of the Shares. The Shareholders and EXTECH hereby covenant and agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.3.3.

2.4  Additional Purchases.

     2.4.1 Purchases from EXTECH. (a) Subject to the terms and conditions hereof, at the Closing, each of Certilman and Haft will purchase (or, to the extent necessary to comply with the requirements of Section 351 of the Code, will cause a retirement trust established for his benefit and/or other designee to purchase) from EXTECH, and EXTECH shall issue and sell to each of them, Two Hundred Twenty-Six Thousand (226,000) shares of Common Stock (452,000 shares in the aggregate) of EXTECH (collectively, the "EXTECH Management Additional Shares") at a purchase price of Twenty-Five Cents ($.25) per share (the "EXTECH Additional Shares Purchase Price"). The EXTECH Additional Shares Purchase Price shall be paid by certified check or, at the option of EXTECH, wire transfer to EXTECH of immediately available funds.

     (b) Subject to the terms and conditions hereof, at the Closing, each of Lang and Weinzimer will purchase (or, in the case of Lang, will cause a retirement trust established for his benefit to purchase) from EXTECH, and EXTECH shall issue and sell to each of them, Four Hundred Seventy-Five Thousand (475,000) shares of Common Stock (950,000 shares in the aggregate) of EXTECH (collectively, the "950,000 Additional Shares" and together with the EXTECH Management Additional Shares, the "EXTECH Additional Shares" and together further with the EXTECH Acquisition Shares, the "EXTECH Shares") at the EXTECH Additional Shares Purchase Price. The EXTECH Additional Shares Purchase Price shall be paid as follows: (i) an amount in cash equal to the par value of the 950,000 Additional Shares ($.01 per share or an aggregate of $9,500) and (ii) the balance thereof by the delivery by each of Lang and Weinzimer of a promissory note in the principal amount of One Hundred Fourteen Thousand Dollars ($114,000) (an aggregate of $228,000) (collectively, the "Additional Shares Notes") that will provide for, among other things, the following:

          (i) interest at the rate of six percent (6%) per annum; and

          (ii) payment of the principal amount thereof, together with accrued interest thereon, in six (6) equal annual installments, commencing April


EXTECH CORPORATION
                                        4

15, 2001 and continuing through April 15, 2006, in such annual amount as shall be necessary to self-amortize the Additional Shares Note by April 15, 2006, subject to acceleration to the extent the respective Shareholder receives any proceeds from the sale or other disposition of any shares of Common Stock of EXTECH.

     The Additional  Shares Notes shall be in, or substantially  in, the form of
Exhibit 2.4.1(a) attached hereto.

     The payment of all amounts due under the Additional Shares Notes shall be secured by a pledge by each of the Shareholders to EXTECH of Five Hundred Seventy Thousand (570,000) shares of Common Stock of EXTECH pursuant to pledge agreements that will be entered into at the Closing (collectively, the "Additional Shares Pledge Agreements"). The Additional Shares Pledge Agreements shall be in, or substantially in, the form of Exhibit 2.4.1(b) attached hereto.

     2.4.2 Purchases from Sterling Foster. The parties acknowledge that One Million Eight Hundred Thousand (1,800,000) shares of Common Stock of EXTECH (the "Sterling Foster Shares") are registered in the name of "Morton Certilman as Voting Trustee U/A dated December 30, 1996" and are held pursuant to a Voting Trust Agreement dated as of December 30, 1996 between Certilman and Sterling Foster Holding Corp. ("Sterling Foster") (the "Voting Trust Agreement") pursuant to which a voting trust certificate was issued to Sterling Foster with regard to the Sterling Foster Shares. Subject to the terms and conditions hereof, each of Certilman, Haft, Lang and Weinzimer shall use his best efforts to purchase, contemporaneously with the Closing, Four Hundred Fifty Thousand (450,000) of the Sterling Foster Shares (1,800,000 shares in the aggregate) at a purchase price of Twenty-Five Cents ($.25) per share (collectively, the "Sterling Foster Purchases"). The parties acknowledge and agree that any such purchase will be conditioned upon the concurrent termination of the Voting Trust Agreement.

2.5  Loans to DCAP and the Shareholders.

     2.5.1 $311,000 Loan. Simultaneously herewith, EXTECH is loaning to DCAP the sum of Three Hundred Eleven Thousand Dollars ($311,000) (the "$311,000 Loan"). The $311,000 Loan is evidenced by a promissory note in such principal amount (the "311,000 Note") that provides for, among other things, the following:

          (i) payment of the principal amount thereof on September 30, 1998; and

          (ii) interest at the rate of ten percent (10%) per annum, payable with the principal payment.

     The  $311,000  Loan may be used by DCAP only for the  purposes set forth on
Schedule 2.5.1 attached hereto, and for no other purpose.

     The repayment of all amounts due under the $311,000 Note is secured by the pledge by the Shareholders of the Shares pursuant to the terms of a certain


EXTECH CORPORATION
                                        5

Pledge Agreement, dated as of November 26, 1997, by and among the Shareholders and EXTECH, as amended by the terms hereof (the "Initial Pledge Agreement").

     2.5.2 Closing Loans. Subject to the terms and conditions hereof, at the Closing, EXTECH will loan to each of Lang and Weinzimer the amount of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) (an aggregate of $225,000) (collectively, the "Closing Loans"). The proceeds of the Closing Loans will be used by the Shareholders solely for the purpose of purchasing the Sterling Foster Shares from Sterling Foster. The Closing Loans will be evidenced by promissory notes of the respective Shareholders, each in the principal amount of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) ($225,000 in the aggregate) (collectively, the "Closing Loan Notes" and together with the Additional Shares Notes, the "Closing Notes"), that will provide for, among other things, the following:

          (i)  interest at the rate of six percent (6%) per annum;

          (ii) payment of the principal amount thereof, together with accrued interest thereon, in six (6) equal annual installments, commencing April 15, 2001 and continuing through April 15, 2006, in such annual amount as shall be necessary to self-amortize the Closing Loan Note by April 15, 2006, subject to acceleration to the extent the respective Shareholder receives any proceeds from the sale or other disposition of any shares of Common Stock of EXTECH;

          (iii) non-recourse against the Shareholder; and

          (iv) the right of the Shareholder to satisfy the amounts due under the Closing Loan Note by delivering his respective shares of Common Stock of EXTECH valued at the greater of (A) twenty-five cents ($.25) per share or
     (B) the average  Market  Price (as such term is defined in the Closing Loan
     Note) for the twenty (20) trading days immediately preceding the date of delivery of the shares.

     The  Closing  Loan  Notes  shall be in, or  substantially  in,  the form of
Exhibit 2.5.2(a) attached hereto.

     The repayment of all amounts due under the Closing Loan Notes shall be secured by a pledge by each of the Shareholders to EXTECH of his respective acquired Sterling Foster Shares pursuant to pledge agreements that will be entered into at the Closing (collectively, the "Closing Loan Pledge Agreements" and together with the Additional Shares Pledge Agreements, the "Closing Pledge Agreements"). The Closing Loan Pledge Agreements shall be in, or substantially in, the form of Exhibit 2.5.2(b) attached hereto.

     2.5.3 Prior Loans. (a) The parties acknowledge that, on November 26, 1997, EXTECH loaned to DCAP Three Hundred Twenty-Five Thousand Dollars ($325,000) (the "$325,000 Loan"). The $325,000 Loan is evidenced by a promissory note in such principal amount (the "$325,000 Note"). The parties acknowledge further that, on


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March 20, 1998, EXTECH loaned to DCAP the additional sum of One Hundred Fourteen
Thousand Dollars ($114,000) (the "$114,000 Loan"). The $114,000 Loan is evidenced by a promissory note in such principal amount (the "$114,000 Note"). The repayment of all amounts due under the $325,000 Note and $114,000 Note is secured by the pledge by the Shareholders of the Shares pursuant to the terms of the Initial Pledge Agreement.

     (b) The parties agree that the $325,000 Note is amended to provide that (i) the principal amount thereof shall be payable on September 30, 1998, subject to acceleration as set forth therein (except that the payment default occurring prior to the date hereof is hereby waived by EXTECH), (ii) the reference in the $325,000 Note to that certain letter of intent of even date therewith by and among DCAP, Lang, Weinzimer and EXTECH (the "Letter of Intent") shall hereafter refer instead to this Agreement and (iii) the payment of amounts due thereunder shall be subject to no defense, counter-claim or right of offset or setoff (it being understood that, in all other respects, the $325,000 Note shall continue in full force and effect in accordance with its terms). The parties agree further that the $114,000 Note is amended to provided that the reference therein to the Letter of Intent shall hereafter refer instead to this Agreement (it being understood that, in all other respects, the $114,000 Note shall continue in full force and effect in accordance with its terms).

     (c) The parties agree further that the Initial Pledge Agreement is hereby amended to provide that all references therein to "Pledged Shares" as being security for the performance by DCAP of all of its obligations under the Notes (as defined therein, which shall be deemed to include the $325,000 Note, the $114,000 Note and the $311,000 Note) shall be deemed to include (i) all proceeds thereof (as such term is defined in Section 9-306 of the Code (as defined therein)), including, without limitation, all dividends or other income from the Pledged Shares, collections thereon and distributions with respect thereto, whether arising before or after the date hereof and (ii) all shares, stock certificates, options or rights of any nature whatsoever that may be issued, or may have been issued, to either Shareholder with regard thereto, in substitution or replacement thereof, as a conversion thereof, in exchange therefor or otherwise in respect thereof.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

     The Shareholders, jointly and severally, make the following representations and warranties to EXTECH, each of which shall be deemed material, and EXTECH, in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness of each of such representations and warranties:

3.1 Valid Existence; Qualification. Each DCAP Entity (other than Tax Services) is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation. Tax Services is a limited liability company

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duly  organized,  validly  existing and in good  standing  under the laws of New
York. Each DCAP Entity has the power to carry on its respective DCAP Business as now conducted and to own its assets. No DCAP Entity is required to qualify in any other jurisdiction in order to own its assets or to carry on its respective DCAP Business as now conducted, and there has not been any claim by any other jurisdiction to the effect that any DCAP Entity is required to qualify or otherwise be authorized to do business as a foreign corporation or foreign limited liability company therein. The copies of each DCAP Entity's Certificate of Incorporation, as amended to date (certified by the Secretary of the State of the state of its incorporation), and each DCAP Entity's By-Laws or, in the case of Tax Services, Articles of Organization and Operating Agreement, as amended to date (certified by the Secretary of the respective DCAP Entity), which have been delivered to EXTECH, are true and complete copies of those documents as in effect on the date hereof.

3.2 Capitalization;  Subsidiaries; Affiliated Entities. (a) The Shareholders own
(i) all of the outstanding Common Shares of each of the Affiliated Companies and
(ii) the percentage of the outstanding Common Shares or, in the case of Tax Services, membership interests of each of the Joint Ventures as is set forth on Schedule B attached hereto, in each case free and clear of all Liens (except as set forth on Schedule 3.2(a) attached hereto). All of the Shares are duly authorized, validly issued, fully paid and nonassessable. No DCAP Entity is authorized to issue any capital stock other than Common Shares, there are no outstanding securities or evidences of indebtedness of any DCAP Entity that are convertible into or exchangeable for any Common Shares of any DCAP Entity ("Derivative Securities") and there are no outstanding options, warrants or other rights or commitments for the purchase or acquisition of any Common Shares or Derivative Securities of any DCAP Entity. At the Closing, EXTECH will acquire good and marketable title to the Shares, free and clear of all Liens.

     (b) The DCAP Entities are engaged in the respective businesses identified on Schedule B attached hereto. No DCAP Entity has made any investments in, or owns, any of the capital stock of, or any other proprietary interest in, any other Person.

     (c) Except for the DCAP Entities or as set forth on Schedule 3.2(b) attached hereto, neither Shareholder has made any investments in, or owns, any of the capital stock of, or any other proprietary interest in, any other Person engaged in any business which is similar to or competitive with the DCAP Business.

3.3 Consents. Except as set forth on Schedule 3.3 attached hereto, no consent of any Body or other Person was or is required to be received by or on the part of any DCAP Entity or either of the Shareholders to enable either Shareholder to enter into and carry out this Agreement and the transactions contemplated hereby, including, without limitation, the transfer to EXTECH of all of the right, title and interest of the Shareholders in and to the Shares. Except as set forth on Schedule 3.3, all such consents have been obtained.

3.4 Authority; Binding Nature of Agreement. Each of the Shareholders has the power to enter into this Agreement and to carry out his respective obligations


EXTECH CORPORATION
                                        8

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hereunder.  This Agreement  constitutes the valid and binding obligation of each of the Shareholders and is enforceable in accordance with its terms.

3.5 Financial Statements. The DCAP Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of the DCAP
Entities, (iii) fairly present the combined financial position of the DCAP Entities and separate financial position of each DCAP Entity as of the DCAP Balance Sheet Date and the combined and separate results of their operations for the year then ended, and (iv) were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

3.6 Liabilities. As at the DCAP Balance Sheet Date, no DCAP Entity had any Liabilities, other than those Liabilities reflected or reserved against in the DCAP Balance Sheet, and there was no basis for the assertion against any DCAP Entity of any material Liability not so reflected or reserved against therein. As of the date hereof, the aggregate Liabilities of the Affiliated Companies to the Joint Ventures do not exceed $104,000.

3.7 Actions Since the Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 3.7 attached hereto, since the DCAP Balance Sheet Date, no DCAP Entity has (i) incurred any material Liability, (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect;
(viii) cancelled any indebtedness or waived or released any right or claim which has had or could be reasonably expected to have a Material Adverse Effect; (ix) incurred any material adverse change in employee relations; (x) amended, cancelled or terminated any Contract or Permit or entered into any Contract or Permit which is not in the ordinary course of business consistent with past practice; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; (xii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the DCAP Balance Sheet or incurred in the ordinary course of business; (xiii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure; (xiv) failed to pay or satisfy when due any Liability; (xv) failed to carry on its business in the ordinary course, consistent with the past practices, so as to reasonably keep available the services of its employees, and to preserve its assets and business and the goodwill of its suppliers, customers, distributors and others having business relations with it; (xvi) disposed of or allowed the lapse of any Proprietary Rights or disclosed to any person any Proprietary Rights not theretofore a matter of public knowledge; or (xvii) other than this Agreement or the transactions contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business and consistent with past practice.

EXTECH CORPORATION
                                        9

3.8 Adverse Developments. Except as set forth on Schedule 3.8 attached hereto, since the DCAP Balance Sheet Date, there has been no material adverse change in the assets, business, operations (financial or otherwise), or prospects of any DCAP Entity, there has been no act or omission on the part of any DCAP Entity or others which would form the basis for the assertion against any DCAP Entity of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect and neither of the Shareholders knows of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

3.9 Taxes. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country, or by any other taxing authority, which have or may become due or payable by each DCAP Entity, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its Books and Records; all deposits required by law to be made by each DCAP Entity or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or to the knowledge of either Shareholder, threatened against any DCAP Entity. The tax returns of the DCAP Entities have never been audited. No sales or use taxes are required to be collected in connection with the operation of the DCAP Business.

3.10 Ownership of Assets; Interest in Assets.

     3.10.1 Assets Generally. Except as set forth on Schedule 3.10.1 attached hereto, the DCAP Entities own outright, and have good and marketable title to, or lease pursuant to leases described on Schedule 3.14, all of their respective assets (including all assets reflected in the DCAP Balance Sheet, except as the same may have been disposed of in the ordinary and usual course of business consistent with past practice since the DCAP Balance Sheet Date), free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 3.10.1, the DCAP Entities will own their respective assets, free and clear of all Liens. The assets of the DCAP Entities are sufficient to permit them to conduct the DCAP Business as now conducted. None of the assets of the DCAP Entities are subject to any restriction with regard to transferability. There are no Contracts with any Person with respect to the acquisition of any of the assets of the DCAP Entities or any rights or interests therein.

     3.10.2 Interest in Assets. Neither Shareholder, directly or indirectly, owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the DCAP Business.

3.11 Insurance. Schedule 3.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability and other forms of insurance held by each DCAP Entity. Except as set forth in Schedule 3.11, such policies are valid, outstanding and enforceable policies, as to which premiums

EXTECH CORPORATION
                                       10
have been paid currently, are with reputable insurers believed by the Shareholders to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by the DCAP Entities. Except as set forth in Schedule 3.11, there exists no state of facts, and no event has occurred, which might reasonably (i) form the basis for any claim against any DCAP Entity not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

3.12 Litigation; Compliance with Law. Except as set forth on Schedule 3.12 attached hereto, there are no Actions relating to any DCAP Entity or any of its assets or business pending or, to the knowledge of each of the Shareholders, threatened, or any order, injunction, award or decree outstanding, against any DCAP Entity or against or relating to any of its assets or business; and there exists no basis for any such Action which would have a Material Adverse Effect. No Affiliated Company and, to the knowledge of each of the Shareholders and DCAP, no Joint Venture is in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory body, court or arbitrator relating to its assets or business, the violation of which would have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Affiliated Companies has complied in all material respects with all laws, regulations and other requirements of all government and other regulatory bodies with respect to franchises. Neither the establishment nor operation of the Joint Ventures (including, without limitation, the use by the Joint Ventures of the "DCAP" or "DCAP Insurance"
name) required or requires any filings with the New York State Department of State or any other governmental or other regulatory body with respect to franchising, or was or is subject to any laws, rules or regulations of the States of New York or New Jersey or the Untied States of America with respect to franchising. None of the DCAP Entities has any Liability to any franchisee, for rescission or otherwise, in connection with the offering or sale of franchises. DCAP Management Inc. ("Management") is the only DCAP Entity that has ever offered or sold franchises. No DCAP Entity has ever offered or sold franchises to any Person residing or doing business outside of the State of New York. Management did not offer or sell franchises prior to the effective date of its registration with the State of New York with respect thereto.

3.13 Real Property. Schedule 3.13 attached hereto sets forth a brief description of all real properties which are leased to the DCAP Entities and the terms of the respective leases, including the identity of the lessor, the rental rate and other charges, and the term of the lease. No DCAP Entity owns outright the fee simple title in and to any real property. The real property leases described in
Schedule 3.13 that relate to the leased properties described therein are in full force and effect and all amounts payable thereunder have been paid. All uses of such real properties by the Affiliated Companies and, to the knowledge of each of the Shareholders and DCAP, the Joint Ventures conform in all material respects to the terms of the leases relating thereto and conform in all material respects to all applicable building and zoning ordinances, laws and regulations. None of such leases may be expected to result in the expenditure of material sums for the restoration of the premises upon the expiration of their respective terms.


EXTECH CORPORATION
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



3.14 Agreements and Obligations; Performance. Except as listed and briefly described in Schedule 3.14 attached hereto (the "Listed Agreements"), no DCAP Entity is a party to, or bound by, and neither Shareholder, with respect to any DCAP Entity, is a party to, or bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $5,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, director, shareholder, manager, member or partner of the DCAP Entity; (iii) Contract which is violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term;
(v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing Liability; (viii) except as set forth in Schedule 3.13, lease for real or personal property; (ix) license or royalty Contract; (x) Contract relating to indebtedness for borrowed money; (xi) union or other collective bargaining Contract; (xii) Contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) Contract containing covenants limiting the freedom of the DCAP Entity or any officer, employee, partner, manager or member thereof to engage or compete in any line of business or with any Person in any geographical area; (xiv) Contract or option relating to the acquisition or sale of any business; (xv) voting agreement or similar Contract; (xvi) option for the purchase of any asset, tangible or intangible; or (xvii) franchise, license or advertising Contract; (xviii) Contract with the United States government, any state, local or foreign government or any agency or department thereof; (xix) Contract that grants any person any right of first refusal or similar right; (xx) other Contract which materially affects any of its assets or business, whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business consistent with past practice. A true and correct copy of each of the written Listed Agreements has been delivered, or made available, to EXTECH. Each DCAP Entity has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in Default under any of the Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Neither Shareholder knows of any Default under any of the Listed Agreements by any other party thereto or by any other Person bound thereunder.

3.15 Condition of Assets. Except as set forth on Schedule 3.15 attached hereto, all machinery, equipment, vehicles and other assets used by the DCAP Entities in the conduct of the DCAP Business are in good operating condition, ordinary wear and tear excepted.

3.16 Permits and Licenses. Schedule 3.16 attached hereto sets forth a true and complete list of all Permits from all Bodies held by the DCAP Entities. Each DCAP Entity has all Permits of all Bodies required to carry on its business as presently conducted and to offer and sell its products and services; all such Permits are in full force and effect, and, to the knowledge of the Shareholders, no suspension or cancellation of any of such Permits is threatened; and each DCAP Entity is in compliance in all material respects with all requirements, standards and procedures of the Bodies which have issued such Permits. Except as

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                                       12
set forth on schedule 3.16, no notice to, declaration, filing or registration with, or Permit from, any Body or any other Person is required to be made or obtained by any DCAP Entity or either Shareholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

3.17 Occupational Heath and Safety and Environmental Matters. The operations of the DCAP Business do not require, and no DCAP Entity has, any Permits from any Bodies relating to occupational health and safety or environmental matters to lawfully conduct the DCAP Business. There is no litigation, investigation or other proceeding pending or, to the knowledge of each of the Shareholders, threatened or known to be contemplated by any Body in respect of or relating to the DCAP Business or the assets of the DCAP Entities with respect to occupational health and safety or environmental matters. All operations of the DCAP Business have been conducted in compliance with all, and no DCAP Entity is liable in any respect for any violation of any, applicable federal, state or local laws or regulations pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. No DCAP Entity nor either Shareholder has received any notice of a possible claim or citation against or in respect of any real property leased by any DCAP Entity, or with regard to its assets or business, relating to occupational health and safety or environmental matters and neither of the Shareholders is aware of any basis for any such Action.

3.18 Intellectual Property. Schedule 3.18 sets forth a true and complete list and brief description of all Proprietary Rights which are owned by any DCAP Entity or in which, or with regard to which, it has any right or interest (including, without limitation, the identity of the DCAP Entity, each application number, serial number or registration number, the class of goods or services covered and the expiration date for each country in which Intellectual Property has been registered). Except as set forth in Schedule 3.14 attached hereto, DCAP owns all right, title and interest in and to all software utilized by the DCAP Entities in the operation of their business (such software being described on Schedule 3.18), free and clear of all Liens, subject only to license agreements with the Joint Ventures as described on Schedule 3.14. No other Person has any proprietary or other interest in any such Proprietary Rights and no DCAP Entity is a party to or bound by any Contract requiring the payment to any Person of any royalty. No DCAP Entity is infringing upon any Proprietary Rights or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted, and no claim has been received by any DCAP Entity, and neither Shareholder is aware of any claim, alleging any such violation. There are no pending applications with regard to any Proprietary Right. Each DCAP Entity has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other Person. No other Person (i) has the right to use any Trademark of any DCAP Entity either in identical form or in such near resemblance thereto as to be likely, when applied to the goods or services of any such Person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified any DCAP Entity that it is claiming any ownership of or right to use any Proprietary Rights, or (iii) to the best of each Shareholder's knowledge, is infringing upon any Proprietary Rights in any way.

EXTECH CORPORATION
                                       13

3.19 Compensation Information. Schedule 3.19 attached hereto contains a true and complete list of the names and current salary rates of, bonus commitments to, and other compensatory arrangements with, all officers and other persons employed and/or retained by each DCAP Entity.

3.20 Employee Benefit Plans.

     (a) Schedules 3.20 (a), (b) and (c) attached hereto list all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]), maintained by each DCAP Entity, or to which it makes employer contributions with respect to its employees, a complete and correct copy of each of which has been delivered to EXTECH. There are no vested and unfunded benefits under any such plans.

     (b) All of the pension and profit sharing plans maintained by the DCAP Entities (herein collectively referred to as the "Pension Plans") are listed in
Schedule 3.20(a). Each of the Pension Plans has received a favorable determination letter as to its qualification under section 401(a) of the Code (including, but not limited to, amendments made by ERISA), nothing has occurred with respect to any such Pension Plan which would cause the loss of such qualification, and the Shareholders have delivered to EXTECH true and correct copies of all such determination letters.

     (c) All of the pension plans not maintained by the DCAP Entities but to which they make employer contributions with respect to their employees (herein collectively referred to as the "Other Pension Plans") are listed in Schedule 3.20(b). Each of the Other Pension Plans is a "multi employer plan" (within the meaning of section 3(37) of ERISA), but no DCAP Entity is a "substan tial employer" (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other Pension Plans.

     (d) All contributions required by law or required under the Pension Plans with respect to plan years ended prior to the Closing Date have been made by each DCAP Entity. With regard to the current plan year of each of the Other Pension Plans, all contributions required to meet the employer contribution obligations of each DCAP Entity, under section 412 of the Code, Part 3 of Title I(B) of ERISA, such Other Pension Plan or any applicable collective bargaining agreement, with respect to that portion of the current plan year ending on the Closing Date, shall have been made on or prior to the Closing Date by such DCAP Entity.

     (e) No Pension Plan or related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to any of the Pension Plans or the participation of any DCAP Entity in any of the Other Pension Plans, other than the transactions contemplated by this Agreement, since the effective date of ERISA.

     (f) None of the  Pension  Plans  which are  subject  to the  provisions  of section 412 of the Code or Part 3 of Title I(B) of ERISA or their related trusts

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has  incurred  any  "accumulated  funding  deficiency"  (within the  meanings of section 412(a) of the Code and section 302 of ERISA) since the effective date of ERISA.

     (g) No DCAP Entity has incurred any Liability (except for required premium payments, which premium payments have been made for plan years ended prior to the Closing Date, to the Pension Benefit Guaranty Corporation), with respect to the Pension Plans.

     (h) All of the welfare plans maintained by each DCAP Entity or to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Welfare Plans" and together with the Pension Plans and Other Pension Plans, the "Pension and Welfare Plans")) are listed in Schedule 3.20(c). There are no Actions pending or, to the knowledge of either of the Shareholders, threatened, and neither of the Shareholders has any knowledge of any facts which could give rise to any Actions against any of the Pension Plans, or (with respect to the participation of any DCAP Entity therein) against any of the Other Pension Plans or Welfare Plans, or against any DCAP Entity with respect thereto.

     (i) Each DCAP Entity has satisfied in all material respects all reporting and disclosure requirements applicable to it under ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension and Welfare Plans, and each DCAP Entity has delivered to EXTECH true and complete copies of the most recently filed and disclosed Forms EBS-1, Forms 5500 and 5500-C (with exhibits), 1976 "ERISA Notices" and summary plan description for the Pension and Welfare Plans.

     (j) None of the Pension and Welfare Plans or any of their related trusts, or any DCAP Entity or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Pension or Welfare Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of any DCAP Entity therein, which could subject any of the Pension or Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of any Plan, or any DCAP Entity or EXTECH, or any other party dealing with the Pension or Welfare Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code.

     (k) The Trustees of each of the Pension Plans have completed their required annual accountings for the most recent plan years, such accountings accurately reflect the financial positions of the Pension Plans as at such date, and true and complete copies of the Trustees' reports or schedules of such accountings have been delivered to EXTECH.

3.21 No Breach. Neither the execution and delivery of this Agreement nor compliance by either of the Shareholders with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:


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     (a)  violate  or  conflict  with  any  provision  of  the   Certificate  of
Incorporation, ByLaws or other organizational document of any DCAP Entity;

     (b) except as set forth on Schedule 3.21 attached hereto (the "Required Waivers"), (i) violate or, alone or with notice or the passage of time, or both, result in a breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, or have any right of first refusal under, the terms of any real property lease, license agreement or shareholders agreement to which either Shareholder or any DCAP Entity is a party or is otherwise bound or (ii) require either Shareholder to resign, or permit another Person to require that either Shareholder resign, as an officer or director of any DCAP Entity (it being represented and warranted that, except as set forth on Schedule 3.21, all Required Waivers have been obtained);

     (c) violate or, alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any other Contract to which any DCAP Entity or either of the Shareholders is a party or by which any of them may be bound, the violation, breach or termination of which, or Default under which, would have a Material Adverse Effect ;

     (d) result in the creation of any Lien upon any of the assets of any DCAP Entity;

     (e) violate any judgment, order, injunction, decree or award against, or binding upon, any DCAP Entity or either of the Shareholders or upon any of the assets of any DCAP Entity; and/or

     (f) violate any law or regulation of any jurisdiction relating to any Affiliated Company, either of the Shareholders, or the DCAP Business, or, to the knowledge of each of the Shareholders and DCAP, any Joint Venture, the violation of which would have a Material Adverse Effect.

3.22 Brokers. No DCAP Entity nor either of the Shareholders has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

3.23 Employment Relations. (a) Each DCAP Entity is in compliance with all Federal, state and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect; (b) there is not pending, or, to the knowledge of each of the Shareholders, threatened, any unfair labor practice charge or complaint against any DCAP Entity by or before the National Labor Relations Board or any comparable state agency or authority;
(c) there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of each of the Shareholders, threatened against or involving any DCAP Entity; (d) neither of the Shareholders is aware of any union organization

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effort respecting the employees of any DCAP Entity; (e) no grievance which might have a Material Adverse Effect on any DCAP Entity or the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claim therefor has been asserted; (f) no litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of each of the Shareholders, no Person has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation against, arising out of any law relating to discrimination against employees or employment practices; (g) no collective bargaining agreement is currently being negotiated by any DCAP Entity; and (h) no DCAP Entity has experienced any material labor difficulties during the last three (3) years. There has not been, and neither of the
Shareholders  anticipates,   any  material  adverse  change  in  relations  with
employees of any DCAP Entity as a result of the announcement of the transactions contemplated by this Agreement.

3.24 Prior Names and Addresses. Since inception, except as set forth on Schedule
3.24 attached hereto, no DCAP Entity has used any business name or had any business address other than its current name and the business address set forth in Schedule A and B attached hereto.

3.25 Payments. No Affiliated Company and, to the knowledge of each of the Shareholders and DCAP, no Joint Venture has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act).

3.26 Books and Records. Each Affiliated Company and, to the knowledge of each of the Shareholders and DCAP, each Joint Venture has made and kept (and given EXTECH access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of its business. No DCAP Entity has engaged in any material transaction, maintained any bank account or used any corporate funds in connection with its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the DCAP Entity.

3.27 Americans with Disabilities Act Compliance. All facilities owned, leased or used by the Affiliated Companies and, to the knowledge of each of the Shareholders and DCAP, the Joint Ventures (collectively "Facilities") have been constructed and maintained in full compliance with the ADA. No Affiliated Company and, to the knowledge of each of the Shareholders and DCAP, no Joint Venture has received any notice to the effect, or otherwise been advised, that any such Facilities are not in compliance with the ADA. Neither Shareholder has any reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violation of the ADA.

3.28 Proxy Statement. The information to be furnished by the Shareholders and each DCAP Entity for inclusion in the Proxy Statement, when furnished, and at all times to and including the time of the stockholders' meeting convened for


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the  purpose of  obtaining  Stockholder  Approval,  will not  contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein contained not misleading.

3.29 Untrue or Omitted Facts. No representation, warranty or statement by the Shareholders in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, there is no fact known to either of the Shareholders that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF EXTECH

     EXTECH makes the following representations and warranties to the Shareholders, each of which shall be deemed material, and the Shareholders, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

4.1 Valid Corporate Existence. EXTECH is a corporation validly existing and in good standing under the laws of the State of Delaware. EXTECH has the power to carry on its business as now conducted and to own its assets. EXTECH is qualified to do business in the State of New York, is not required to qualify in any other jurisdiction in order to own its assets or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that EXTECH is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of EXTECH's Certificate of Incorporation, as amended to date (certified by the Secretary of the State of Delaware) and By-Laws, as amended to date (certified by its Secretary), which have been delivered to the Shareholders, are true and complete copies of those documents as in effect on the date hereof.

4.2 Capitalization. The authorized capital stock of EXTECH consists of Ten Million (10,000,000) shares of Common Stock, $.01 par value, of which Five Million Five Hundred Ninety- One Thousand Three Hundred Sixty-Seven (5,591,367) shares are issued and outstanding. All of such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The EXTECH Shares to be issued and delivered to the Shareholders as contemplated by Article II hereof will be duly and validly authorized and, when so issued and delivered, will be duly and validly issued, fully paid and nonassessable.

4.3 Consents. Except as set forth on Schedule 4.3 attached hereto, no consent of any Body or other Person is required to be received by or on the part of EXTECH to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.


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



4.4 Corporate Authority; Binding Nature of Agreement. EXTECH has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of EXTECH and, except for Stockholder Approval, no other corporate proceedings on the part of EXTECH are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of EXTECH and is enforceable in accordance with its terms.

4.5 SEC Report. EXTECH has previously delivered to the Shareholders a true and complete copy, including exhibits, of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "SEC Report"), such report being the only report filed by EXTECH with the SEC since January 1, 1998. The SEC Report does not contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not materially misleading.

4.6 No Breach. Neither the execution and delivery of this Agreement nor compliance by EXTECH with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

     (a)  violate  or  conflict  with  any  provision  of  the   Certificate  of
Incorporation or By- Laws of EXTECH;

     (b) violate, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which EXTECH is a party or by which it may be bound, the violation, breach or termination of which, or Default under which, would have a Material Adverse Effect;

     (c) result in the creation of any Lien upon any of the assets of EXTECH;

     (d) violate any judgment, order, injunction, decree or award against, or binding upon, EXTECH or upon any of its assets; or

     (e) subject to the accuracy of the representations made by the Shareholders in Article VI hereof, violate any law or regulation of any jurisdiction relating to EXTECH, the violation of which would have a Material Adverse Effect.

4.7 Actions Since the Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in the SEC Report or Schedule 4.7 attached hereto, since the EXTECH Balance Sheet Date, EXTECH has not (i) incurred any material Liability, (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any


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



Lien; (iv) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect; (viii) cancelled any indebtedness or waived or released any right or claim which has had or could be reasonably expected to have a Material Adverse Effect; (ix) incurred any material adverse change in employee relations;
(x) amended, cancelled or terminated any Contract or Permit or entered into any Contract or Permit which is not in the ordinary course of business consistent with past practice; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves;
(xii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the EXTECH Balance Sheet or incurred in the ordinary course of business; (xiii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure; (xiv) failed to pay or satisfy when due any Liability; (xv) failed to carry on its business in the ordinary course, consistent with the past practices, so as to reasonably keep available the services of its employees, and to preserve its assets and business and the goodwill of its suppliers, customers, distributors and others having business relations with it; (xvi) disposed of or allowed the lapse of any Proprietary Rights or disclosed to any person any Proprietary Rights not theretofore a matter of public knowledge; or (xvii) other than this Agreement or the transactions contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business and consistent with past practice..

4.8 Adverse Developments. Since the EXTECH Balance Sheet Date, there has been no material adverse change in the assets, business, operations (financial or otherwise), or prospects of EXTECH, there has been no act or omission on the part of EXTECH or others which would form the basis for the assertion against EXTECH of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect and, except as set forth in the SEC Report or set forth in Schedule 4.8 attached hereto, EXTECH does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

4.9 Taxes. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country, or by any other taxing authority, which have or may become due or payable by EXTECH, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its Books and Records; all deposits required by law to be made by EXTECH or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or to the knowledge of EXTECH, threatened against EXTECH.

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4.10  Ownership  of  Assets;   Interest  in  Assets.  EXTECH  owns  outright  or
indirectly, and has good and marketable title to, directly or indirectly, all of its respective assets (including all assets reflected in the EXTECH Balance Sheet, except as the same may have been disposed of in the ordinary and usual course of business consistent with past practice since the EXTECH Balance Sheet
Date), free and clear of all Liens. The assets of EXTECH are sufficient to permit it to conduct its business as now conducted. There are no Contracts with any Person with respect to the acquisition of any of the assets of EXTECH or any rights or interests therein.

4.11 Insurance. Schedule 4.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability and other forms of insurance held by EXTECH. Except as set forth in Schedule 4.11, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by EXTECH to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by EXTECH. Except as set forth in Schedule 4.11, there exists no state of facts, and no event has occurred, which might reasonably (i) form the basis for any claim against EXTECH not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

4.12  Litigation;  Compliance with Law. Except as described in the SEC Report or
Schedule 4.12 attached hereto, there are no Actions relating to EXTECH or any of its assets or business pending or, to the knowledge of EXTECH, threatened, or any order, injunction, award or decree outstanding, against EXTECH or against or relating to any of its assets or business; and there exists no basis for any such Action which would have a Material Adverse Effect. EXTECH is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory body, court or arbitrator relating to its assets or business, the violation of which would have a Material Adverse Effect.

4.13 Real Property. The SEC Report sets forth a brief description of all real properties which are leased to EXTECH and the terms of the respective leases, including the identity of the lessor, the rental rate and other charges, and the term of the lease. EXTECH does not own outright the fee simple title in and to any real property. The real property leases described in Schedule 4.13 that relate to the leased properties described therein are in full force and effect and all amounts payable thereunder have been paid. All uses of such real properties by EXTECH conform in all material respects to the terms of the leases relating thereto and conform in all material respects to all applicable building and zoning ordinances, laws and regulations. None of such leases may be expected to result in the expenditure of material sums for the restoration of the premises upon the expiration of their respective terms.

4.14 Agreements and Obligations; Performance. Except as listed and briefly described in Schedule 4.14 attached hereto (the "Listed Agreements") or listed in the SEC Report, EXTECH is not a party to, or bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $5,000 that cannot be


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



terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, director or shareholder of EXTECH; (iii) Contract which is violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability;
(vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or liability;
(vii) management or consulting Contract not terminable at will without penalty or premium or any continuing Liability; (viii) except as set forth in Schedule 4.13, lease for real or personal property; (ix) license or royalty Contract; (x) Contract relating to indebtedness for borrowed money; (xi) union or other collective bargaining Contract; (xii) Contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) Contract containing covenants limiting the freedom of EXTECH or any officer or employee thereof to engage or compete in any line of business or with any Person in any geographical area; (xiv) Contract or option relating to the acquisition or sale of any business; (xv) voting agreement or similar Contract; (xvi) option for the purchase of any asset, tangible or intangible; or (xvii) franchise, license or advertising Contract; (xviii)
Contract with the United States government, any state, local or foreign government or any agency or department thereof; (xix) other Contract which materially affects any of its assets or business, whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business consistent with past practice. A true and correct copy of each of the written Listed Agreements has been delivered, or made available, to the Shareholders. EXTECH has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in Default under any of the Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. EXTECH does not know of any Default under any of the Listed Agreements by any other party thereto or by any other Person bound thereunder.

4.15 Condition of Assets. Except as set forth on Schedule 4.15 attached hereto, all machinery, equipment, vehicles and other assets used by EXTECH in the conduct of its business are in good operating condition, ordinary wear and tear excepted.

4.16 Permits and Licenses. Schedule 4.16 attached hereto sets forth a true and complete list of all Permits from all Bodies held by EXTECH. EXTECH has all Permits of all Bodies required to carry on its business as presently conducted and to offer and sell its products and services; all such Permits are in full force and effect, and, to the knowledge of EXTECH, no suspension or cancellation of any of such Permits is threatened; and EXTECH is in compliance in all material respects with all requirements, standards and procedures of the Bodies which have issued such Permits. Except as set forth on Schedule 4.16, no notice to, declaration, filing or registration with, or Permit from, any Body or any other Person is required to be made or obtained by EXTECH in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

4.17 Occupational Heath and Safety and Environmental Matters. The operations of EXTECH's business do not require, and EXTECH does not have, any Permits from any


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



Bodies relating to occupational health and safety or environmental matters to lawfully conduct its business. There is no litigation, investigation or other proceeding pending or, to the knowledge of EXTECH, threatened or known to be contemplated by any Body in respect of or relating to EXTECH's business or the assets of EXTECH with respect to occupational health and safety or environmental matters. All operations of EXTECH's business have been conducted in compliance with all, and EXTECH is not liable in any respect for any violation of any, applicable federal, state or local laws or regulations pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub- surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. EXTECH has not received any notice of a possible claim or citation against or in respect of any real property leased by EXTECH, or with regard to its assets or business, relating to occupational health and safety or environmental matters and EXTECH is not aware of any basis for any such Action.

4.18 Intellectual Property. Schedule 4.18 sets forth a true and complete list and brief description of all Proprietary Rights which are owned by EXTECH or in which, or with regard to which, it has any right or interest (including, without limitation, each application number, serial number or registration number, the class of goods or services covered and the expiration date for each country in which Intellectual Property has been registered). Except as set forth on
Schedule 4.18, no other Person has any proprietary or other interest in any such Proprietary Rights and EXTECH is not a party to or bound by any Contract requiring the payment to any Person of any royalty. EXTECH is not infringing upon any Proprietary Rights or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted, and no claim has been received by EXTECH, and EXTECH is not aware of any claim, alleging any such violation. There are no pending applications with regard to any Proprietary Right. EXTECH has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other Person. No other Person (i) has the right to use any Trademark of EXTECH either in identical form or in such near resemblance thereto as to be likely, when applied to the goods or services of any such Person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified EXTECH that it is claiming any ownership of or right to use any Proprietary Rights, or (iii) to the best of EXTECH's knowledge, is infringing upon any Proprietary Rights in any way.

4.19 Compensation Information. Schedule 4.19 attached hereto contains a true and complete list of the names and current salary rates of, bonus commitments to, and other compensatory arrangements with, all officers and other persons employed and/or retained by EXTECH.

4.20 Employee Benefit Plans.

     (a) Schedules 4.20 (a), (b) and (c) attached hereto list all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of ERISA), maintained by EXTECH, or to which it makes employer contributions with respect to its employees, a complete and correct copy of each of which has been delivered to the Shareholders. There are no vested and unfunded benefits under any such plans.

EXTECH CORPORATION
                                       23

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     (b) All of the  pension  and  profit  sharing  plans  maintained  by EXTECH
(herein collectively referred to as the "Pension Plans") are listed in Schedule 4.20(a). Each of the Pension Plans has received a favorable determination letter as to its qualification under section 401(a) of the Code (including, but not limited to, amendments made by ERISA), nothing has occurred with respect to any such Pension Plan which would cause the loss of such qualification, and EXTECH has delivered to the Shareholders true and correct copies of all such determination letters.

     (c) All of the pension plans not maintained by EXTECH but to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Other Pension Plans") are listed in Schedule 4.20(b). Each of the Other Pension Plans is a "multiemployer plan" (within the meaning of section 3(37) of ERISA), but EXTECH is not a "substantial employer" (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other Pension Plans.

     (d) All contributions required by law or required under the Pension Plans with respect to plan years ended prior to the Closing Date have been made by EXTECH. With regard to the current plan year of each of the Other Pension Plans, all contributions required to meet the employer contribution obligations of EXTECH, under section 412 of the Code, Part 3 of Title I(B) of ERISA, such Other Pension Plan or any applicable collective bargaining agreement, with respect to that portion of the current plan year ending on the Closing Date, shall have been made on or prior to the Closing Date by EXTECH.

     (e) No Pension Plan or related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to any of the Pension Plans or the participation of EXTECH in any of the Other Pension Plans, other than the transactions contemplated by this Agreement, since the effective date of ERISA.

     (f) None of the  Pension  Plans  which are  subject  to the  provisions  of section 412 of the Code or Part 3 of Title I(B) of ERISA or their related trusts has incurred any "accumulated funding deficiency" (within the meanings of section 412(a) of the Code and section 302 of ERISA) since the effective date of ERISA.

     (g) EXTECH has not incurred any Liability (except for required premium payments, which premium payments have been made for plan years ended prior to the Closing Date, to the Pension Benefit Guaranty Corporation), with respect to the Pension Plans.

     (h) All of the welfare plans maintained by EXTECH or to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Welfare Plans" and together with the Pension Plans and Other Pension Plans, the "Pension and Welfare Plans")) are listed in Schedule 4.20(c). There are no Actions pending or, to the knowledge of EXTECH, threatened, and EXTECH does not have any knowledge of any facts which could give rise to any Actions against any of the Pension Plans, or (with respect to the participation of EXTECH therein) against any of the Other Pension Plans or Welfare Plans, or against EXTECH with respect thereto.

EXTECH CORPORATION
                                       24

     (i) EXTECH has satisfied in all material respects all reporting and disclosure requirements applicable to it under ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension and Welfare Plans, and EXTECH has delivered to the Shareholders true and complete copies of the most recently filed and disclosed Forms EBS-1, Forms 5500 and 5500-C (with exhibits), 1976 "ERISA Notices" and summary plan description for the Pension and Welfare Plans.

     (j) None of the Pension and Welfare Plans or any of their related trusts, or EXTECH, or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Pension or Welfare Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of EXTECH therein, which could subject any of the Pension or Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of any Plan, or EXTECH, or any other party dealing with the Pension or Welfare Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code.

     (k) The Trustees of each of the Pension Plans have completed their required annual accountings for the most recent plan years, such accountings accurately reflect the financial positions of the Pension Plans as at such date, and true and complete copies of the Trustees' reports or schedules of such accountings have been delivered to the Shareholders.

4.21 Brokers. EXTECH has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

4.22 Employment Relations. (a) EXTECH is in compliance with all Federal, state and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect; (b) there is not pending, or, to the knowledge of EXTECH, threatened, any unfair labor practice charge or complaint against EXTECH by or before the National Labor Relations Board or any comparable state agency or authority; (c) there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of EXTECH, threatened against or involving EXTECH; (d) EXTECH is not aware of any union organization effort respecting the employees of EXTECH; (e) no grievance which might have a Material Adverse Effect on EXTECH or on the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claim therefor has been asserted; (f) no litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of EXTECH, no Person has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation against, arising out of any law relating to discrimination against employees or employment practices; (g) no collective bargaining agreement is currently being negotiated by EXTECH; and (h) EXTECH has not experienced any material labor


EXTECH CORPORATION
                                       25
difficulties during the last three (3) years. There has not been, and EXTECH does not anticipate, any material adverse change in relations with employees of EXTECH as a result of the announcement of the transactions contemplated by this Agreement.

4.23 Payments. EXTECH has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act).

4.24 Books and Records. EXTECH has made and kept (and given the Shareholders access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of its business. EXTECH has not engaged in any material transaction, maintained any bank account or used any corporate funds in connection with its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of EXTECH.

4.25 Americans with Disabilities Act Compliance. All facilities owned, leased or used by EXTECH (collectively "Facilities") have been constructed and maintained in full compliance with the ADA. EXTECH has not received any notice to the effect, or otherwise been advised, that any such Facilities are not in compliance with the ADA. EXTECH has no reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violation of the ADA.

4.26 Proxy Statement. The Proxy Statement (excluding information to be furnished by the Shareholders or any DCAP Entity to EXTECH for inclusion therein), when furnished to the Company's stockholders, and at all times to and including the time of the stockholders' meeting convened for the purpose of obtaining Stockholder Approval, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein contained not misleading.

4.27 Untrue or Omitted Facts. No representation, warranty or statement by EXTECH in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, there is no fact known to EXTECH that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

5.1 Shareholder Covenants. The Shareholders, jointly and severally, hereby covenant that, from and after the date hereof and until the Closing or earlier termination of this Agreement:


EXTECH CORPORATION
                                       26

     (a) Access. The Shareholders shall cause the DCAP Entities to afford to the officers, attorneys, accountants and other authorized representatives of EXTECH free and full access, during regular business hours and upon reasonable notice, to all of their Books and Records, personnel and properties so that EXTECH, at its own expense, may have full opportunity to make such review, examination and investigation as EXTECH may desire of the DCAP Entities and the DCAP Business. The Shareholders will cause the employees, accountants, attorneys and other agents and representatives of the DCAP Entities to cooperate fully with said review, examination and investigation and to make full disclosure to EXTECH and its representatives of all material facts affecting the DCAP Business. The Shareholders acknowledge and agree that no review, examination or investigation heretofore or hereafter undertaken by EXTECH or its representatives shall limit or affect any representation or warranty made by the Shareholders in, or otherwise relieve the Shareholders from any liability under, this Agreement.

     (b) Conduct of Business. The Shareholders shall cause the DCAP Entities to conduct their business only in the ordinary and usual course and make no change in any of its business practices and policies without the prior written consent of EXTECH. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, the Shareholders shall not cause or permit any DCAP Entity, without the prior written consent of EXTECH, to:

          (i)  amend  its  Certificate  of   Incorporation,   By-Laws  or  other
     organizational document;

          (ii) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit Contract, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, manager or employee, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the DCAP Entity) increase in any manner the compensation or fringe benefits of any director, officer, manager or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

          (iii) acquire, sell, lease or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to the DCAP Entity;

          (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

          (v) take any other action outside the ordinary course of business consistent with past practice; or


EXTECH CORPORATION
                                       27

          (vi) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

     (c) Insurance. The Shareholders shall cause the DCAP Entities to maintain in force the insurance policies listed in Schedule 4.11, except to the extent that they may be replaced with equivalent policies at the same or lower rates. If, in EXTECH's opinion, additional coverage is necessary to keep adequately insured the DCAP Entities' properties, the Shareholders shall cause the DCAP Entities to obtain (to the extent available) such additional insurance, at EXTECH's expense, from financially sound and reputable insurers for a period ending no sooner than the close of business on the Closing Date; provided that, if the Closing shall fail to occur, the Shareholders shall cause the DCAP Entities to promptly cancel such policies for additional insurance and return to EXTECH any refunds of premiums paid by EXTECH on account thereof.

     (d) Liabilities. The Shareholders shall not cause or permit any DCAP Entity to incur any Liability, except for those incurred in the ordinary and usual course of its business consistent with past practice, without the prior written consent of EXTECH; nor shall the Share holders cause or permit any DCAP Entity to pay any Liability other than: (i) the foregoing Liabili ties; (ii) Liabilities set forth in the Balance Sheet; (iii) Liabilities arising after the Balance Sheet Date in the ordinary and usual course of business consistent with past practice; and (iv) Liabilities with respect to which the DCAP Entity shall have received the prior written consent of EXTECH.

     (e)  Preservation  of  Business.  The  Shareholders  shall  cause  the DCAP
Entities  to  use  their  best  efforts  to  preserve   intact  their   business
organization and keep available the services of their present officers, managers, employees and consultants, maintain good relationships with customers and suppliers and preserve their goodwill.

     (f) No Breach.

          (i) The Shareholders will each (A) use his best efforts to assure that all of his representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of his covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to EXTECH's obligation to enter into and complete the Closing are satisfied in a timely manner; (B) not voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify EXTECH of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

          (ii) Without limiting the generality of the foregoing, each of the Shareholders agrees to use his best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this


EXTECH CORPORATION
                                       28

     Agreement, including, without limitation, taking such actions as reasonably may be required to have the Proxy Statement cleared by the SEC as promptly as practicable after filing.

     (g)Consents. Promptly following the execution of this Agreement, each of the Shareholders will use his best efforts, and will cause the DCAP Entities to use their best efforts, to obtain consents of all Bodies and other Persons necessary for the consummation of the transactions contemplated by this Agreement.

     (h)Unaudited Financial Statements. The Shareholders will cause the DCAP Entities to provide EXTECH with such unaudited financial statements of, and other financial information with respect to, the DCAP Entities up to and including the Closing Date as EXTECH may reasonably request.

     (i)No Negotiations. For so long as this Agreement shall remain in effect, neither of the Shareholders will, nor will either of them cause or permit any DCAP Entity to, directly or indirectly, (a) solicit or initiate discussions or engage in negotiations with any Person ("Potential Offeror") (whether such negotiations are initiated by them or otherwise), other than EXTECH, with respect to the possible acquisition, financing or change of control of any DCAP Entity, whether by way of merger, acquisition of stock, acquisition of assets, or otherwise (a "Potential Transaction"); (b) provide any information with respect to any DCAP Entity or any of their respective businesses or assets to any Person, other than EXTECH, in connection with a Potential Transaction; (c)


EXTECH CORPORATION
                                       29
enter into any Contract with any Person, other than EXTECH, concerning or relating to a Potential Transaction; or (d) act in any way in response to a Potential Transaction. If the Shareholders, the DCAP Entities, or any of them receives any unsolicited offer or proposal to enter into negotiations relating to a Potential Transaction, they shall immediately notify EXTECH of such fact and shall return any such written offer to such Potential Offeror.

5.2 EXTECH Covenants. EXTECH hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

     (a)Access. EXTECH shall afford to the officers, attorneys, accountants and other authorized representatives of the Shareholders free and full access, during regular business hours and upon reasonable notice, to all of its Books and Records, personnel and properties so that the Shareholders, at their own expense, may have full opportunity to make such review, examination and investigation as they may desire of EXTECH and its business. EXTECH will cause its employees, accountants, attorneys and other agents and representatives to cooperate fully with said review, examination and investigation and to make full disclosure to the Shareholders and their representatives of all material facts affecting its business. EXTECH acknowledges and agrees that no review, examination or investigation heretofore or hereafter undertaken by the Shareholders or their representatives shall limit or affect any representation or warranty made by EXTECH in, or otherwise relieve EXTECH from any liability under, this Agreement.

     (b)Conduct of Business. EXTECH will conduct its business only in the ordinary and usual course and make no change in any of its business practices and policies without the prior written consent of the Shareholders except that EXTECH may, without such consent, take such actions with regard to its subsidiary, IAH, Inc. ("IAH"), and/or the International Airport Hotel, including, without limitation, the settlement of the pending lawsuit between the Puerto Rico Ports Authority and IAH (unless the settlement provides for the payment of monetary damages by IAH) and the sale, lease or other disposition of the assets of IAH as it, in its sole discretion, deems necessary or proper. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, EXTECH will not, without the prior written consent of the Shareholders:

          (i) amend its Certificate of Incorporation or By-Laws (except that it may amend it By-Laws to adopt provisions that are contemplated herein to be included as an amendment to EXTECH's Certificate of Incorporation and subject to Stockholder Approval);

          (ii) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit Contract, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to EXTECH) increase in any manner the

EXTECH CORPORATION
                                       30
     compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

          (iii) acquire, sell, lease or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to EXTECH;

          (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

          (v) take any other action outside the ordinary course of business consistent with past practice; or

          (vi) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

     (c)Preservation of Business. Except as provided for in Section 5.2(b) hereof, EXTECH will use its best efforts to preserve intact its business organization and keep available the services of its present officers, employees and consultants, maintain good relationships with customers and suppliers and preserve its goodwill.

     (d)No Breach.

          (i) EXTECH will (A) use its best efforts to assure that all of its representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to the Shareholders' obligation to enter into and complete the Closing are satisfied in a timely manner; (B) not voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify the Shareholders of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

          (ii) Without limiting the generality of the foregoing, EXTECH agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, taking such actions as reasonably may be required to have the Proxy Statement cleared by the SEC as promptly as practicable after filing.

     (e)Consents; Proxy Statement. Promptly following the execution of this Agreement, EXTECH will use its best efforts to obtain consents of all Bodies and other Persons necessary for the consummation of the transactions contemplated by


EXTECH CORPORATION
                                       31
this Agreement. EXTECH will furnish the Shareholders with a copy of the Proxy Statement for their review and comment at least two (2) days prior to the filing thereof with the SEC.

                                   ARTICLE VI

                             ACQUISITION OF SHARES

6.1 Investment Intent; Qualification as Purchaser.

     (a)Certilman, Haft and each Shareholder represents and warrants that the particular EXTECH Shares and Sterling Foster Shares to be acquired pursuant to the terms hereof are being acquired for his own account, for investment purposes and not with a view to the distribution thereof. Certilman, Haft and each Shareholder each agrees that he will not sell, assign, transfer, encumber or otherwise dispose of any of the particular EXTECH Shares or Sterling Foster Shares unless (i) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) EXTECH has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer, encumbrance or disposition does not require registration under the Securities Act.

     (b)Certilman, Haft and each Shareholder understands that none of the EXTECH Shares or Sterling Foster Shares are being registered under the Securities Act and must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

     (c)Certilman, Haft and each Shareholder represents and warrants that he and his purchaser representative, if any, have reviewed the SEC Report. Certilman, Haft and each Shareholder represents and warrants further that (i) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated by the SEC under the Securities Act, or that he, alone or with his purchaser representative, if any, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the particular EXTECH Shares and Sterling Foster Shares contemplated hereby; (ii) he is able to bear the economic risk of an investment in the particular EXTECH Shares and Sterling Foster Shares, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer the particular EXTECH Shares and Sterling Foster Shares for an indefinite period of time; (iii) he has adequate means of providing for current needs and contingencies and has no need for liquidity in his investment in the particular EXTECH Shares and Sterling Foster Shares; and
(iv) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to his net worth and an investment in the particular EXTECH Shares and Sterling Foster Shares will not cause such overall commitment to become excessive. Certilman, Haft and each Shareholder will execute and deliver to EXTECH such documents as EXTECH may reasonably request in order to confirm the accuracy of the foregoing.

EXTECH CORPORATION
                                       32

6.2 Restrictive Legend. The EXTECH Shares and Sterling Foster Shares to be issued or transferred, as the case may be, to Certilman, Haft and the Shareholders may not be sold, assigned, transferred, encumbered or disposed of unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the following restrictive legend will be placed on any instrument, certificate or other document evidencing the EXTECH Shares and Sterling Foster Shares:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. These shares have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise trans ferred or disposed of without an effective registration statement for such shares under the Securities Act of 1933, as amended or an opinion of counsel for the Company that registration is not required under such Act. The shares represented by this certificate are held subject to the terms and conditions of a certain Agreement, dated May __, 1998, among the Company, Morton L. Certilman, Jay M. Haft, Kevin Lang and Abraham Weinzimer, a copy of which is available at the offices of the Company."

6.3 Certain Risk Factors. Certilman, Haft and each of the Shareholders acknowledges that there are significant risks relating to the acquisition of the EXTECH Shares and Sterling Foster Shares including, without limitation, as a result of the matters described in the SEC Report.

                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                         OBLIGATION OF EXTECH TO CLOSE

     The obligation of EXTECH to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by EXTECH (except when the fulfillment of such condition is a requirement of law):

7.1 Representations and Warranties. All representations and warranties of the Shareholders contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 Covenants. Each of the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by him prior to or at the Closing.


EXTECH CORPORATION
                                       33

7.3  Certificate.  EXTECH shall have received a  certificate,  dated the Closing
Date, signed by each of the Shareholders, as to the satisfaction of the conditions contained in Sections 7.1 and 7.2 hereof.

7.4 Shares; Purchase Price. The Shareholders shall have tendered to EXTECH the Shares and their respective EXTECH Additional Shares Purchase Price in accordance with the provisions of Sections 2.3.2 and 2.4.1 hereof, respectively.

7.5 Sterling Foster Purchases. The Sterling Foster Purchases shall have occurred concurrently with the Closing as contemplated by Section 2.4.2 hereof.

7.6 Stockholder Approval. Stockholder Approval shall have occurred.

7.7 DCAP Financial Statements. EXTECH shall have received such historical audited and unaudited financial statements for the DCAP Entities as are required by the rules and regulations of the SEC to be included by EXTECH in a Current Report on Form 8-K with regard to the transactions contemplated hereby, including, without limitation, with respect to the audited financial statements, an unqualified report thereon by certified public accountants who are "independent" within the meaning ascribed to such term in Regulation S-X, promulgated by the SEC.

7.8 Employment Agreements. Each of the Shareholders shall have executed and tendered to EXTECH an employment agreement in, or substantially in, the form attached hereto as Exhibit 7.8 (the "Employment Agreement").

7.9 Restrictive Covenant Agreements. Each of the Shareholders shall have executed and tendered to EXTECH a restrictive covenant agreement in, or substantially in, the form attached hereto as Exhibit 7.9 (the "Restrictive Covenant Agreement").

7.10 Fairness Opinion. EXTECH shall have received an opinion from an investment banking firm satisfactory to it to the effect that the transactions contemplated hereby are fair, from a financial viewpoint, to the stockholders of EXTECH.

7.11 Cold Comfort Letter. EXTECH shall have received a "cold comfort" letter from Deutsch Marin & Company, dated the Closing Date, in form and substance reasonably satisfactory to EXTECH (the "Cold Comfort Letter").

7.12 Closing Notes; Closing Pledge Agreements. The Shareholders shall have executed and tendered to EXTECH the Closing Notes and the Closing Pledge Agreements.

7.13 Opinions of Counsel. EXTECH shall have received an opinion of counsel, dated the Closing Date, from (a) Ruskin Moscou, Evans & Faltischek, P.C., counsel to the Shareholders and the DCAP Entities, with respect to the representations and


EXTECH CORPORATION
                                       34
warranties set forth in Sections 3.1, 3.4 and 3.21 hereof and (b) Harold L. Kestenbaum, P.C. in, or substantially in, the form attached hereto as Exhibit
7.13 (collectively, the "DCAP Opinions").

7.14 Buy Out Agreement. Each of the Shareholders shall have executed and tendered to EXTECH a death buy out agreement in, or substantially in, the form attached hereto as Exhibit 7.14 (the "Buy Out Agreement").

7.15 Size of Boards; Election as Members. The size of the Board of Directors of each of the Affiliated Companies shall have been fixed at four (4) and Certilman and Haft shall have been elected as members thereof.

7.16 No Actions. No Action shall have been instituted and be continuing before a court or before or by Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of EXTECH to own the Shares after the Closing Date, or which might have a materially adverse effect thereon.

7.17 Consents; Licenses and Permits. The Shareholders and EXTECH shall have obtained all consents, licenses and other Permits of Bodies and other Persons necessary for the performance by each of them of all of their respective obligations under this Agreement, including, without limitation, the transfer of the Shares as contemplated hereby, and such other agreements, consents and waivers, if any, including, without limitation, the Required Waivers, to prevent the occurrence of a Default under any Contract to which any DCAP Entity or either Shareholder is a party or is otherwise bound or to otherwise confirm the representations set forth in Section 3.21 hereof without qualification.

7.18 Sections 4(2) and 4(1) Compliance. Each of the Shareholders shall have delivered to EXTECH evidence reasonably satisfactory to EXTECH that his representations set forth in Article VI hereof are true and correct.

7.19 Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby shall have been duly and validly taken and the Shareholders shall have full power and right to consummate the transactions contemplated by this Agreement.

7.20 Additional Documents. The Shareholders shall have delivered all such certified resolutions, certificates and documents with respect to the DCAP Entities and the transactions contemplated hereby as EXTECH or its counsel may have reasonably requested.

     Notwithstanding the provisions of Sections 7.4, 7.16 and 7.17 hereof, in the event of the institution of an Action with respect to one or more of the DCAP Entities and/or the failure to obtain any consent, license or other Permit of any Body or other Person with respect to one or more of the DCAP Entities, then,


EXTECH CORPORATION
                                       35
subject to the other conditions hereof, EXTECH shall be obligated to consummate the transactions contemplated hereby if the Shareholders notify it that they are willing to exclude the affected DCAP Entity or DCAP Entities from the purchase and sale contemplated hereby. In such event, the number of EXTECH Acquisition Shares shall not be reduced; however, at the Closing, the Shareholders and EXTECH shall enter into an agreement with respect to the excluded DCAP Entity or DCAP Entities containing substantially the terms provided for in Schedule 8 attached hereto.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO THE OBLIGATION OF
                           THE SHAREHOLDERS TO CLOSE

     The obligation of the Shareholders to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the Shareholders (except when the fulfillment of such condition is a requirement of law):

8.1 Representations and Warranties. All representations and warranties of EXTECH contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

8.2 Covenants. EXTECH shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 Certificate. The Shareholders shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or President of EXTECH, as to the satisfaction of the conditions contained in Sections 8.1 and 8.2 hereof.

8.4 EXTECH Shares. EXTECH shall have tendered to the Shareholders certificates evidencing the respective EXTECH Acquisition Shares and EXTECH Additional Shares in accordance with the provisions of Section 2.3.2 and 2.4.1 hereof, respectively.

8.5 Sterling Foster Purchases. The Sterling Foster Purchases shall have occurred concurrently with the Closing as contemplated by Section 2.4.2 hereof.

8.6 Stockholder Approval. Stockholder Approval shall have occurred with regard to the matters set forth as (i), (ii)(a) and (iii) under the definition thereof.


EXTECH CORPORATION
                                       36

8.7 Employment Agreements; Stock Option Agreements. EXTECH shall have executed and tendered to the Shareholders the Employment Agreements and stock option agreements in, or substantially in, the forms attached hereto as Exhibits 7.8 and 8.7 (the "Stock Option Agreements"), respectively.

8.8 Certilman and Haft Purchases. Certilman and Haft shall have acquired their respective EXTECH Additional Shares in accordance with the provisions of Section
2.4.1 hereof.

8.9 Closing Loans. EXTECH shall have tendered to the Shareholders the Closing Loans in accordance with the provisions of Section 2.5.2 hereof.

8.10 Size of Board and Committees; Election as Directors and Members. The size of the Board of Directors of EXTECH and any Audit and Finance Committees thereof shall have been fixed at four (4) and the Shareholders shall have been elected as members thereof.

8.11 Tax Opinion. The Shareholders shall have received an opinion of tax counsel or other tax advisor to the effect that the receipt of the EXTECH Acquisition Shares is not a taxable event to the Shareholders by reason of the provisions of
Section 351 of the Code.

8.12 Opinion of Counsel. The Shareholders shall have received an opinion of counsel, dated the Closing Date, from Certilman Balin Adler & Hyman, LLP with respect to the representations and warranties set forth in Sections 4.1, 4.4 and
4.6 hereof (the "EXTECH Opinion").

8.13 Buy Out Agreement. EXTECH shall have executed and tendered to the Shareholders the Buy Out Agreement in, or substantially in, the form attached hereto as Exhibit 7.14.

8.14 No Actions. No Action shall have been instituted and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of the Shareholders to own their EXTECH Shares after the Closing Date, or which might have a materially adverse effect thereon.

8.15 Consents; Licenses and Permits. The Shareholders and EXTECH shall have obtained all consents, licenses and other Permits of Bodies and other Persons necessary for the performance by them of all of their respective obligations under this Agreement, including, without limitation, the issuance of the respective EXTECH Shares to the Shareholders as contemplated hereby, and such other consents, if any, to prevent the occurrence of a Default under any Contract to which EXTECH is a party or is otherwise bound.

8.16 Corporate Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by EXTECH and the consummation of the transactions contemplated hereby shall have been duly and validly taken and EXTECH shall have full power and right to consummate the transactions contemplated by this Agreement.

EXTECH CORPORATION
                                       37

8.17 Additional Documents. EXTECH shall have delivered all such certified resolutions, certificates and documents with respect to EXTECH and the transactions contemplated hereby as the Shareholders or their counsel may have reasonably requested.

     Notwithstanding the provisions of Sections 8.14 and 8.15 hereof, in the event of the institution of an Action with respect to one or more of the DCAP Entities and/or the failure to obtain any consent, license or other Permit of any Body or other Person with respect to one or more of the DCAP Entities, then, subject to the other conditions hereof, the Shareholders shall be obligated to consummate the transactions contemplated hereby if EXTECH notifies them that it is willing to exclude the affected DCAP Entity or DCAP Entities from the purchase and sale contemplated hereby. In such event, the number of EXTECH Acquisition Shares shall not be reduced; however, at the Closing, the Shareholders and EXTECH shall enter into an agreement with respect to the excluded DCAP Entity or DCAP Entities containing substantially the terms provided for in Schedule 8 attached hereto.

                                   ARTICLE IX

                          CONDITIONS PRECEDENT TO THE
                   OBLIGATIONS OF CERTILMAN AND HAFT TO CLOSE

     The obligation of Certilman and Haft to consummate the transactions contemplated hereby is subject to the fulfillment, prior to at the Closing, of each of the following conditions, any one or more of which may be waived by Certilman and Haft (except when the fulfillment of such condition is a requirement of law):

9.1 Shares/EXTECH Acquisition Shares. EXTECH shall have acquired the Shares in consideration for the issuance of the EXTECH Acquisition Shares in accordance with the provisions of Sections 2.1 and 2.2 hereof.

9.2 Sterling Foster Purchases. The Sterling Foster Purchases shall have occurred concurrently with the Closing as contemplated by Section 2.4.2 hereof.

9.3 Stockholder Approval. Stockholder Approval shall have occurred.

9.4 EXTECH Additional Shares. EXTECH shall have tendered to Certilman and Haft certificates evidencing their respective EXTECH Additional Shares in accordance with the provisions of Section 2.4.1 hereof.

9.5 Shareholder Purchases. The Shareholders shall have acquired their respective EXTECH Additional Shares in accordance with the provisions of Section 2.4.1 hereof.


EXTECH CORPORATION
                                       38

9.6 Employment Agreements; Stock Option Agreements. EXTECH shall have executed and tendered to Certilman and Haft Employment Agreements and Stock Option Agreements in, or substantially in, the forms attached hereto as Exhibits 7.8 and 8.7, respectively.

9.7 No Actions. No Action shall have been instituted and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby or which might materially affect the right of Certilman and Haft to own their respective EXTECH Additional Shares after the Closing Date, or which might have a materially adverse effect thereon.

9.8 Corporate Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by EXTECH and the consummation of the transactions contemplated hereby shall have been duly and validly taken and EXTECH shall have full power and right to consummate the transactions contemplated by this Agreement.

9.9 Additional Documents. EXTECH shall have delivered all such certified resolutions, certificates and documents with respect to EXTECH and the transactions contemplated hereby as Certilman and Haft or their counsel may have reasonably requested.

                                   ARTICLE X

                                    CLOSING

10.1 Time and Location. The closing (the "Closing") provided for herein shall take place at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554 at 10:00 A.M. on the business day following Stockholder Approval or, if, as of such date, any party shall not be obligated to close and shall not have waived such closing condition(s), subject to the provisions of Article XIII hereof, on the business day after such later date as such party or parties shall be obligated to close or shall have waived such closing condition(s), or at such time and place as may be mutually agreed to by the parties. Such date is referred to in this Agreement as the "Closing Date."

10.2 Items to be Delivered by the Shareholders. At the Closing, the Shareholders will deliver or cause to be delivered to EXTECH:

     (a)the certificate required by Section 7.3 hereof;

     (b)certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed, together with evidence satisfactory to EXTECH of the Shareholders' payment of all transfer taxes with respect thereto;

     (c)the EXTECH Additional Shares Purchase Price for their EXTECH Additional Shares;

EXTECH CORPORATION
                                       39

     (d)their respective Employment Agreements and Stock Option Agreements;

     (e)their respective Restrictive Covenant Agreements;

     (f)the Cold Comfort Letter;

     (g)their respective Closing Notes;

     (h)their respective Closing Pledge Agreements;

     (i)the DCAP Opinions; and

     (j)such other certified resolutions, documents and certificates as are required to be delivered by the Shareholders pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of EXTECH and/or Certilman and Haft to close have been satisfied.

10.3 Items to be Delivered by EXTECH. At the Closing, EXTECH will deliver or cause to be delivered to the Shareholders or Certilman and Haft (and/or their designee(s)), as the case may be:

     (a)the certificate required by Section 8.3 hereof;

     (b)certificates representing the EXTECH Shares;

     (c)the Employment Agreements and Stock Option Agreements for Certilman, Haft and the Shareholders;

     (d)the Closing Loans;

     (e)the Closing Pledge Agreements;

     (f)the EXTECH Opinion; and

     (g)such other certified resolutions, documents and certificates as are required to be delivered by EXTECH pursuant to the provisions of this Agreement or otherwise confirm that all of the conditions precedent to the obligation of the Shareholders and/or Certilman and Haft to close have been satisfied.

10.4 Items to be Delivered by Certilman and Haft. At the Closing, Certilman and Haft will deliver or cause to be delivered to EXTECH or the Shareholders, as the case may be:

     (a)the EXTECH Additional Shares Purchase Price for their EXTECH Additional Shares; and

EXTECH CORPORATION
                                       40

     (b)their respective Employment Agreements and Stock Option Agreements.

                                   ARTICLE XI

                              POST-CLOSING MATTERS

11.1 Further Assurances. On and after the Closing Date, the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

11.2 Agreement as to Voting. Each of Certilman, Haft and the Shareholders agree that, during the eight (8) year period following the Closing, (i) he will vote his respective shares of stock of EXTECH in favor of the others as a director of EXTECH provided that the particular person in whose favor the vote would be remains in the employ of EXTECH, (ii) in the event Certilman or Haft dies or otherwise ceases to serve as a director of EXTECH, the Shareholders will vote their respective shares of stock of EXTECH in favor of the designee of the survivor of Certilman or Haft (or, in the case of a reason other than death, the one remaining as a director), (iii) in the event Lang or Weinzimer dies or otherwise ceases to serve as a director of EXTECH, Certilman and Haft will vote their respective shares of stock of EXTECH in favor of the designee of the survivor of Lang or Weinzimer (or, in the case of a reason other than death, the one remaining as a director) and (iv) he will not vote his shares to (a) increase the size of the Board of Directors of EXTECH or (b) amend the Certificate of Incorporation or By-Laws of EXTECH, in each case without the written approval of the others. In the event of the death or other cessation of directorship of Certilman, Haft or either Shareholder during such period, unless the Board vacancy is otherwise filled as provided for above, EXTECH will promptly call a special meeting of stockholders to fill such vacancy.

11.3 Sales of EXTECH Shares. From time to time after the Closing and during any time as any promissory note issued pursuant to either Shareholder's Employment Agreement is outstanding, the particular Shareholder shall sell, as soon as possible, the maximum number of shares of Common Stock of EXTECH that may be permitted to be sold pursuant to any registration statement filed by EXTECH on their behalf and/or pursuant to Rule 144, promulgated under the Securities Act, and to use the proceeds thereof to satisfy in full his obligations thereunder. Until the foregoing notes, the Additional Shares Notes and the Closing Loan Notes have been satisfied in full, neither Shareholder shall sell or otherwise dispose of any of his EXTECH Shares for less than Fair Market Value without the prior written consent of EXTECH (which consent shall require the approval of the Board of Directors of EXTECH) .

                                  ARTICLE XII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

12.1 Survival. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years, except that the

EXTECH CORPORATION
                                       41
representations and warranties set forth in Sections 3.1 (with respect to the valid existence and good standing of the DCAP Entities), 3.2, 4.1 (with respect to the valid existence and good standing of EXTECH) and 4.2 shall be of an indefinite duration and the representations and warranties set forth in Sections
3.9 and 4.9 shall survive until the expiration of the applicable statute of limitations period.

12.2 Indemnification.

     12.2.1 General Indemnification Obligation of the Shareholders. From and after the Closing, the Shareholders, jointly and severally, will reimburse, indemnify and hold harmless EXTECH or any DCAP Entity, as the case may be (in each case, an "Indemnified EXTECH Party"), against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified EXTECH Party that result from, relate to or arise out of:

          (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of either Shareholder under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to EXTECH pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

          (ii) any untrue statement or omission of a material fact in the Proxy Statement which was based upon information furnished by either Shareholder individually or on behalf of any DCAP Entity.

     (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 12.2.1.

     12.2.2 General Indemnification Obligation of EXTECH. From and after the Closing, EXTECH will reimburse, indemnify and hold harmless the Shareholders against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by the Shareholders that result from, relate to or arise out of:

          (i) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of EXTECH under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Shareholders pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and


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          (ii) any untrue  statement or omission of a material fact in the Proxy
     Statement except to the extent based upon information furnished by either Shareholder individually or on behalf of any DCAP Entity.

     (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 12.2.2.

12.2.3  Method of Asserting Claims, Etc.

     (a) In the event that any claim or demand for which either Shareholder would be liable to an Indemnified EXTECH Party hereunder is asserted against or sought to be collected from an Indemnified EXTECH Party by a third party, EXTECH shall notify the Shareholders of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Shareholders shall thereupon, at their sole cost and expense, defend the Indemnified EXTECH Party against such claim or demand with counsel reasonably satisfactory to EXTECH.

     (b) The Shareholders shall not, without the prior written consent of the Indemnified EXTECH Party, consent to the entry of any judgment against the Indemnified EXTECH Party or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Indemnified EXTECH Party pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Indemnified EXTECH Party of a release, in form and substance satisfactory to the Indemnified EXTECH Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified EXTECH Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified EXTECH Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified EXTECH Party or its affiliates, then the Indemnified EXTECH Party shall have the right to control the defense or settlement of any such claim or demand and its costs and expenses shall be included as part of the indemnification obligation of the Shareholders hereunder; provided, however, that the Indemnified EXTECH Party shall not settle any such claim or demand without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld or delayed. If the Indemnified EXTECH Party should elect to exercise such right, the Shareholders shall have the right to participate in, but not control, the defense or settlement of such claim or demand at their sole cost and expense.

     (c)Notwithstanding anything hereinabove to the contrary, the Indemnified EXTECH Party shall have the right to employ separate counsel (including local counsel), and the Shareholders shall bear the reasonable fees, costs and

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



expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the Shareholders to represent the Indemnified EXTECH Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified EXTECH Party and the Shareholders and the Indemnified EXTECH Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Shareholders, (iii) the Shareholders shall not have employed counsel reasonably satisfactory to the Indemnified EXTECH Party to represent the Indemnified EXTECH Party within a reasonable time after notice of the institution of such action or (iv) the Shareholders shall authorize the Indemnified EXTECH Party to employ separate counsel at the expense of the Shareholders.

     (d) In the event EXTECH should have a claim against the Shareholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, EXTECH shall send a Claim
Notice with respect to such claim to the Shareholders. If the Shareholders dispute their liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 12.3 hereof; if the Shareholders do not notify EXTECH, within twenty (20) days from receipt of the Claim Notice, that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of the Shareholders hereunder.

     (e) All claims for indemnification by the Shareholders under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place "the Shareholders" for "the Indemnified EXTECH Party" or "EXTECH", as the case may be, and "EXTECH" for "the Shareholders".

12.2.4 Limitations.

     (a) Notwithstanding anything herein to the contrary, as to matters which are subject to indemnification pursuant to this Section 12.2, neither the Shareholders, on the one hand, nor EXTECH, on the other hand, shall be liable unless and until the aggregate claims, liabilities, losses, costs and expenses to the Indemnified EXTECH Parties or the Shareholders, as the case may be, resulting from such otherwise indemnifiable matters shall exceed a cumulative aggregate of Twenty-Five Thousand Dollars ($25,000) (the "Indemnification Threshold") and then shall only be liable for the excess above the Indemnification Threshold. For purposes of this section only, in determining whether there was any failure to disclose, breach or failure of observance or performance or any untruth or incorrect statement with regard to any representation, warranty, covenant, agreement or commitment, the terms "material" and "materially," as used in such representations, warranties, covenants, agreements and commitments, shall be deemed deleted therefrom.

     (b)The total indemnification to which the Indemnified EXTECH Parties shall be entitled under this Section 12.2 (exclusive of legal fees and expenses) shall be limited to an amount not to exceed Nine Hundred Fifty Thousand Dollars ($950,000).


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     (c)At the option of EXTECH, any indemnification  obligation of EXTECH under this Agreement may be satisfied in whole or in part through the issuance of additional shares of EXTECH Common Stock to the Shareholders having an aggregate Fair Market Value equal to such indemnification amount.

     (d)At the option of the Shareholders, any indemnification obligation of the Shareholders under this Agreement may be satisfied in whole or in part through the redelivery to EXTECH of any of the EXTECH Shares or the delivery to EXTECH of any other shares of Common Stock of EXTECH (including, without limitation, the Sterling Foster Shares), in each case having an aggregate Fair Market Value equal to such indemnification amount.

12.3 Arbitration.

     (a) All disputes under this Article XII shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute of its demand for arbitration, which demand shall set forth the name and address of its arbitrator. Within twenty
(20) days of such notice, the other party shall select its arbitrator and so notify the demanding party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. In default of either side naming its arbitrator as aforesaid or in default of the selection of the third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. The arbitration proceeding shall take place at a mutually agreeable location in Nassau County or such other location as agreed to by the parties. The dispute shall be heard by the arbitrators within thirty (30) days after selection of the third arbitrator. The decision of the arbitrators shall be rendered within thirty (30) days after the hearing. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if, in the opinion of the majority of the arbitrators, any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the party raising such unreasonable claim, defense or objection.

     (b) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil Action in a court of appropriate jurisdiction to resolve disputes hereunder.

     (c) The decision of a majority of the arbitrators shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the State of New York with no right of appeal therefrom.

12.4 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article XII are independent of and in addition to such rights


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



and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                  ARTICLE XIII

                             TERMINATION AND WAIVER

13.1 Termination.Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing:

     (a)By mutual consent of the Board of Directors of EXTECH and the Shareholders;

     (b)By EXTECH if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to the four month anniversary of the date hereof, or shall have become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by EXTECH, and shall not have been waived; or

     (c)By the Shareholders, if any of the conditions set forth in Article VIII hereof shall not have been fulfilled on or prior to the four month anniversary of the date hereof, or shall have become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by either Shareholder, and shall not have been waived.

     If this Agreement is terminated as described above, this Agreement shall be of no further force and effect, without any liability or obligation on the part of any of the parties except for any liability which may arise pursuant to
Section 15.2 hereof or as a result of a party's willful failure to consummate the transactions contemplated hereby or for any breach of any representation, warranty or covenant.

13.2 Waiver. Any condition to the performance of the parties which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any Liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


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



                                  ARTICLE XIV

                                 DEFINED TERMS

14.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Action" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, labor dispute, arbitral action, governmental audit, inquiry, investigation, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "Acquisition  Purchase  Price"  shall have the  meaning  ascribed  to it in
Section 2.3.1 hereof.

     "ADA" shall mean the Americans with Disabilities Act of 1990.

     "Additional Shares Notes" shall have the meaning ascribed to it in Section 2.4.1(b) hereof.

     "Additional Shares Pledge Agreement" shall have the meaning ascribed to it in Section 2.4.1(b) hereof.

     "Auto Club" shall have the meaning ascribed to it in the Recitals hereof.

     "Body" shall mean a federal, state, local, and foreign governmental or other regulatory body.

     "Books and Records" shall mean all books, ledgers, files, reports, plans, drawings, records and lists, including, without limitation, all computer programs and other software, of every kind relating to an entity's business, operations, assets, liabilities, personnel, customers and suppliers.

     "Buy Out Agreement" shall have the meaning ascribed to it in Section 7.14 hereof.

     "Claim Notice" shall have the meaning ascribed to it in Section 12.2.3(a) hereof.

     "Closing" shall have the meaning ascribed to it in Section 10.1 hereof.

     "Closing  Date"  shall have the  meaning  ascribed  to it in  Section  10.1 hereof.

     "Closing Loans" shall have the meaning ascribed to it in Section 2.5.2 hereof.

     "Closing Loan Notes" shall have the meaning ascribed to it in Section 2.5.2 hereof.

     "Closing Notes" shall have the meaning ascribed to it in Section 2.4.1(b) hereof.


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



     "Closing  Pledge  Agreements"  shall  have the  meaning  ascribed  to it in
Section 2.5.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Cold Comfort Letter" shall have the meaning ascribed to it in Section 7.11 hereof.

     "Contract" shall mean any agreement, contract, note, lease, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, course of dealing or practice, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

     "Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

     "DCAP Balance Sheet" shall mean the combined balance sheet of the DCAP Entities as of the DCAP Balance Sheet Date which is included as part of the DCAP Financial Statements.

     "DCAP Balance Sheet Date" shall mean December 31, 1997.

     "DCAP Business" shall have the meaning set forth in the preamble hereof.

     "DCAP Financial Statements" shall mean the combined financial statements of the DCAP Entities and separate financial statements of each DCAP Entity, in each case as of the Balance Sheet Date and for the year ended December 31, 1997, attached hereto as Schedule 3.5.

     "DCAP  Opinions"  shall have the  meaning  ascribed  to it in Section  7.13 hereof.

     "Default" shall mean any breach, default and/or other violation, and/or the occurrence of any event that with or without the passage of time or the giving of notice or both would constitute a breach, default or other violation, under, or give any Person the right to accelerate, terminate or renegotiate, any Contract.

     "Derivative  Securities"  shall have the meaning  ascribed to it in Section
3.2 hereof.

     "Employment Agreement" shall have the meaning ascribed to it in Section 7.8 hereof.

     "ERISA" shall have the meaning ascribed to it in Section 3.20(a) hereof.

     "ERISA Notice" shall have the meaning ascribed to it in Section 3.20(i) hereof.

     "EXTECH  Acquisition  Shares"  shall  have the  meaning  ascribed  to it in
Section 2.3.1 hereof.


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



     "EXTECH Management Additional Shares" shall have the meaning ascribed to it in Section 2.4.1 hereof.

     "EXTECH Additional Shares Purchase Price" shall have the meaning ascribed to it in Section 2.4.1 hereof.

     "EXTECH Balance Sheet" shall mean the consolidated balance sheet of EXTECH as of the EXTECH Balance Sheet Date which is included as part of the SEC Report.

     "EXTECH Balance Sheet Date" shall mean September 30, 1997.

     "EXTECH Opinion" shall have the meaning ascribed to it in Section 8.12 hereof.

     "EXTECH Shares" shall have the meaning ascribed to it in Section 2.4.1 hereof.

     "Facilities" shall have the meaning ascribed to it in Section 3.27 hereof.

     "Fair Market Value," when used with regard to EXTECH Common Stock, shall mean Twenty- Five Cents ($.25) per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and like recapitalizations.

     "IAH" shall have the meaning ascribed to it in Section 5.2 hereof.

     "Indemnified EXTECH Party" shall have the meaning ascribed to it in Section
12.2.1 hereof.

     "Information" shall have the meaning ascribed to it in Section 15.2 hereof.

     "Initial Pledge Agreement" shall have the meaning ascribed to it in Section
2.5.1 hereof.

     "Insurance Brokerage" shall have the meaning ascribed to it in the Recitals hereof.

     "Liability" shall mean any direct or indirect liability, obligation, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

     "Lien" shall mean any claim, lien, pledge, option, charge, restriction, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Listed Agreements" shall mean those Contracts described on Schedule 3.14.

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



"Material Adverse Effect" shall mean any material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise), or prospects of EXTECH, on the one hand, or the DCAP Entities, taken as a whole, on the other hand.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, hazardous or noxious or toxic materials or wastes.

     "950,000  Additional  Shares"  shall  have the  meaning  ascribed  to it in
Section 2.4.1(b) hereof.

     "$114,000 Loan" shall have the meaning ascribed to it in Section 2.5.3(a) hereof.

     "$114,000 Note" shall have the meaning ascribed to it in Section 2.5.3(a) hereof.

     "Other Pension Plans" shall have the meaning ascribed to it in Section 3.20(c) hereof.

     "Patents" shall mean all patents, patent applications, registered designs and registered design applications.

     "Pension Plans" shall have the meaning ascribed to it in Section 3.20(b) hereof.

     "Pension  and  Welfare  Plans"  shall have the  meaning  ascribed  to it in
Section 3.20(h) hereof.

     "Permits"  shall  mean  all  licenses,  permits,   franchises,   approvals,
authorizations, consents or orders of, or filings with, any and all Bodies.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincorporated organization and a government or other department or agency thereof.

     "Potential Offer" shall have the meaning ascribed to it in Section 5.1 hereof.

     "Potential  Transaction"  shall have the meaning  ascribed to it in Section
5.1 hereof.

     "Premium Finance" shall have the meaning ascribed to it in the Recitals hereof.

     "Proprietary Rights" shall mean Copyrights, Patents, Trademarks, other technology rights and licenses, computer software (including, without limitation, any source or object codes thereof or documentation relating thereto), trade secrets, franchises, inventions, designs, specifications, plans, drawings, data bases, know-how, domain names, world wide web addresses and other intellectual property rights used or under development.

     "Proxy Statement" shall mean the proxy statement prepared by EXTECH in connection with its seeking to obtain Stockholder Approval.

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



     "Restrictive  Covenant  Agreement" shall have the meaning ascribed to it in
Section 7.9 hereof.

     "Required Waivers" shall have the meaning ascribed to it in Section 3.21(b) hereof.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Report" shall have the meaning ascribed to it in Section 4.5 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Sterling Foster" shall have the meaning ascribed to it in Section 2.4.2 hereof.

     "Sterling Foster Purchase" shall have the meaning ascribed to it in Section
2.4.2 hereof.

     "Sterling  Foster Shares" shall have the meaning  ascribed to it in Section
2.4.2 hereof.

     "Stockholder Approval" shall mean approval by the stockholders of EXTECH of
(i) this Agreement and the transactions contemplated hereby, if required by applicable law or otherwise sought by EXTECH; (ii) an amendment to the Certificate of Incorporation of EXTECH pursuant to which (a) the number of authorized shares of Common Stock of EXTECH is increased to at least 20,000,000,
(b) in the event the number of directors in office is less than four (4), then, any action taken by the Board of Directors shall require the approval of all of the directors then in office, and (c) no action required or permitted to be taken at any annual or special meeting of stockholders of EXTECH may be taken without a meeting, except upon the written consent of the holders of one hundred percent (100%) of the shares of capital stock of the Company entitled to vote on such action, unless such action has been authorized by the Board of Directors, in which event such action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action; and (iii) an amendment to EXTECH's Amended and Restated 1990 Stock Option Plan pursuant to which the number of shares of Common Stock authorized to be issued thereunder is increased to at least 500,000 or the adoption of a new stock option plan by EXTECH that provides for, among other things, the authorization of at least 500,000 shares of Common Stock to be issued thereunder.

     "$311,000 Loan" shall have the meaning ascribed to it in Section 2.5.1 hereof.

     "$311,000 Note" shall have the meaning ascribed to it in 2.5.1 hereof.

     "$325,000 Loan" shall have the meaning ascribed to it in Section 2.5.3 hereof.

     "$325,000 Note" shall have the meaning ascribed to it in Section 2.5.3 hereof.

     "Tax Preparation" shall have the meaning ascribed to it in the Recitals hereof.


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



     "Tax Services" shall mean DCAP Income Tax Services LLC.

     "Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Voting Trust  Agreement"  shall have the meaning ascribed to it in Section
2.4.2 hereof.

     "Welfare Plans" shall have the meaning ascribed to it in Section 3.20(h) hereof.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

15.1 Expenses. Each of the parties shall bear its or his own expenses in connection herewith.

15.2 Confidential Information. All information that a disclosing party furnishes in connection with the transactions contemplated hereby (the "Information") will be kept confidential, will be used solely in connection with the contemplated transactions and will not, without prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part.

     Notwithstanding anything hereinabove to the contrary, the obligations imposed upon the parties herein shall not apply to Information:

     (a)which is publicly available prior to the date hereof; or

     (b)which hereafter becomes available to the public through no wrongful act of the receiving party; or

     (c)which was in the possession of the receiving party prior to the commencement of negotiations between the parties with regard to the transactions contemplated hereby and not subject to an existing agreement of confidence between the parties; or

     (d)which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement;

     (e)which is independently developed by the receiving party; or

     (f)which is disclosed pursuant to a requirement or request of a government agency, arbitrator or court.

     Upon the request of a disclosing party, which may be made at any time following any termination of this Agreement in accordance with the terms hereof,


EXTECH CORPORATION
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the receiving  party will redeliver to the disclosing  party any and all written
Information furnished to the receiving party and will not retain any copies thereof.

15.3 Equitable Relief. The parties agree that the remedy at law for any breach or threatened breach of the provisions of Section 15.2 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

15.4 Publicity. Neither EXTECH, or the one hand, nor the Shareholders, directly or through any DCAP Entity on the other hand, will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement without the prior written consent of the other. Notwithstanding the foregoing, EXTECH is permitted to make any disclosures or public announcements of the transactions contemplated hereby and/or the terms thereof without the prior written consent and approval of the Shareholders if it shall determine that such disclosure is required in order for EXTECH to comply with applicable securities laws and regulations.

15.5 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

15.6 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when in writing and hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier or telecopier as follows:

If to EXTECH:

90 Merrick Avenue
East Meadow, New York 11554
Attention:  Morton L. Certilman, President
Telecopier Number:  (516) 296-7111



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With a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York  11554
Attention:  Fred Skolnik,  Esq.
Telecopier Number: (516) 296-7111

If to either Shareholder:

c/o DCAP
2545 Hempstead Turnpike
Suite 100
East Meadow, New York  11554
Telecopier:  (516) 735-7379


With a copy to:

Ruskin, Moscou, Evans & Faltischek, P.C.
170 Old Country Road
Mineola, New York  11501
Attention:  William A. Ubert, Esq.
Telecopier: (516) 663-6643

or at such other address as any party may specify by notice given to the other party in accordance with this Section 15.6.

15.7 Choice of Law; Severability. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

15.8 Successors and Assigns; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither Shareholder nor EXTECH may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, except that EXTECH shall have the right to assign any or all of its rights hereunder to a wholly-owned subsidiary thereof.

15.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.


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15.10  Facsimile  Signatures.   Signatures  hereon  which  are  transmitted  via
facsimile shall be deemed original signatures.

15.11 Representation by Counsel; Interpretation. Each party acknowledges that he or it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

15.12 Headings; Gender. The headings, captions and/or use of a particular gender under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.



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                                       55

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     WITNESS the execution of this Agreement as of the date first above written.


                                   EXTECH CORPORATION


                                   By:/s/ Morton L. Certilman
                                        Morton L. Certilman, President


                                   /s/ Morton L. Certilman
                                   Morton L. Certilman


                                   /s/ Jay M. Haft
                                   Jay M. Haft


                                   /s/ Kevin Lang
                                   Kevin Lang


                                   /s/ Abraham Weinzimer
                                   Abraham Weinzimer

Agreed to:

DEALERS CHOICE AUTOMOTIVE
  PLANNING INC.

By:/s/ Kevin Lang
     Kevin Lang, President



EXTECH CORPORATION

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